UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Sun Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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SUN BANCORP, INC.
350 FELLOWSHIP ROAD, SUITE 101
MOUNT LAUREL, NEW JERSEY 08054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Sun Bancorp, Inc. (the “Company”) will be held at The Sheraton Edison Hotel Raritan Center, 125 Raritan Center Parkway, Edison, New Jersey, on May 21, 2015, at 9:30 a.m.

The Annual Meeting is being held for the purpose of considering and voting upon the following matters:

1.	The election of eleven directors of the Company for a term of one year each;

2.	The approval of the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan; and

3.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Shareholders may also be asked to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof. Please note that the Board of Directors is not aware of any such other business to come before the Annual Meeting. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 31, 2015 are the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO AUTHORIZE A PROXY BY MAIL OR TO VOTE BY TELEPHONE OR OVER THE INTERNET AS INSTRUCTED ON THE NOTICE OF INTERNET AVAILABILITY.

BY ORDER OF THE BOARD OF DIRECTORS

Janice M. Clark
Corporate Secretary

Mount Laurel, New Jersey
April 9, 2015

Important Notice Regarding Internet Availability of Proxy Materials
for the Annual Meeting of Shareholders
to be Held on May 21, 2015 at 9:30 a.m.

The Proxy Statement and the 2014 Annual Report to Shareholders
are available for review on the Internet at www.envisionreports.com/SNBC.

PROXY STATEMENT
OF
SUN BANCORP, INC.
350 FELLOWSHIP ROAD, SUITE 101
MOUNT LAUREL, NEW JERSEY 08054
ANNUAL MEETING OF SHAREHOLDERS
MAY 21, 2015

GENERAL

This proxy statement (the “Proxy Statement”) is being furnished to holders of Sun Bancorp, Inc. (the “Company”) common stock in connection with the solicitation of proxies by the Board of Directors of Sun Bancorp, Inc. (the “Board of Directors” or the “Board”) to be used at the Company’s 2015 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held at The Sheraton Edison Hotel Raritan Center, 125 Raritan Center Parkway, Edison, New Jersey, on May 21, 2015, at 9:30 a.m. This Proxy Statement and the enclosed form of proxy are first being made available to shareholders on or about April 9, 2015.

VOTING AND PROXY PROCEDURES

The Board of Directors is making this Proxy Statement available to you electronically for the purpose of allowing your shares of common stock to be represented at the Annual Meeting by the persons named as proxies in the Board of Directors’ form of proxy. Shareholders of record may vote by proxy in any of three different ways:

●	Voting over the Internet. To vote by Internet:

	●	Go to www.envisionreports.com/SNBC; or

	●	Scan the QR code on your proxy card with your smartphone.

	●	The steps for voting by Internet are outlined on the secure website. Proxies submitted by the Internet must be received by 2:00 a.m. Eastern Time on May 21, 2015.

●	Voting by Telephone. To vote by telephone:

	●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone; and

	●	Follow the instructions on the recorded message. Proxies submitted by the telephone must be received by 2:00 a.m. Eastern Time on May 21, 2015.

●	Voting by Mail. If you have requested paper copies, complete, sign, date and return the proxy card in the postage-paid envelope provided. To be voted, mailed proxy cards must be received by 5:00 p.m. Eastern Time on May 20, 2015.

Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments or postponements thereof. Proxies may be revoked by providing written notice to the Corporate Secretary of the Company at the address above or by filing a later-dated proxy. A proxy will not be voted if a shareholder attends the Annual Meeting and votes in person, however, such shareholder must also file a written revocation of the original proxy with the Secretary. Shareholders whose shares are not registered in their own name will need to provide additional documentation from the record holder to vote in person at the Annual Meeting. Proxies solicited by the Board of Directors will be voted as specified thereon. If no direction is given, signed proxies will be voted “FOR” the nominees for directors set forth below; “FOR” the approval of the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan; and “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where a nominee is unable to serve, or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting.

VOTING AND QUORUM REQUIREMENTS

Shareholders of record as of the close of business on March 31, 2015 (the “Record Date”) are entitled to one vote for each share of the Company’s common stock they held at that date. As of that date, there were 18,618,630 shares of the Company’s common stock outstanding. The presence in person or by proxy of at least a majority of the outstanding shares of the Company’s common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to ratify or adopt any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

The election of directors shall be by a plurality of votes cast by the holders of Company common stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. However, in uncontested elections under the Company’s Director Resignation Policy, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation from the Board following certification of the shareholder vote. The Board of Directors will consider the resignation offer and decide whether to accept or reject such resignation within 45 days of the date of the annual meeting at which the election occurred. A tendered resignation will be accepted unless compelling circumstances dictate otherwise. See “Director Resignation Policy,” below, for more information about the Director Resignation Policy.

The approval of the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 each require the affirmative vote of a majority of the votes cast by the holders of Company common stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Shares of Company common stock as to which the “ABSTAIN” box has been selected on the proxy card and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present.

INTEREST OF MANAGEMENT AND DIRECTORS IN MATTERS TO BE ACTED UPON

Management and directors of the Company have interests in the matters that will be acted upon that are different from the interests of other shareholders as follows:

Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan. Proposal 2 involves a vote on the adoption of the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan, which is intended to replace all existing equity plans, would allow certain directors, officers, employees and consultants of the Company or Sun National Bank, the Company’s wholly-owned subsidiary (the “Bank”), to receive equity and performance-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and other stock-based awards, if they work for the Company or the Bank until the end of a specified service period or achieve specified performance goals. Awards under the plan will be discretionary and the Company’s Compensation Committee has not yet determined to whom awards will be made or the terms and conditions of such awards.

The Board of Directors has taken the above interests into account in recommending that shareholders approve Proposal 2.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the Record Date, certain information as to the Company’s common stock beneficially owned by persons owning in excess of 5% of the outstanding shares of the Company’s common stock. The Company knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s common stock as of the Record Date. For purposes of the table below and the table set forth under the caption “Security Ownership of Management,” in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person is deemed to be the beneficial owner of any shares of common stock (a) over which that person has or shares, directly or indirectly, voting power or investment power, or (b) of which that person has the right to acquire beneficial ownership at any time within 60 days after the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Except as otherwise indicated, (i) each shareholder shown in the table below has sole voting and investment power with respect to the shares of common stock indicated and (ii) none of such shares are listed because the person has the right to acquire beneficial ownership within 60 days after the Record Date.

Security Ownership of Certain Beneficial Owners

	Amount and Nature		Percent of Shares of
Name and Address of	of Beneficial		Common Stock
Beneficial Owner	Ownership		Outstanding(1)
WL Ross & Co. LLC
1166 Avenue of the Americas
New York, New York 10036	4,255,848		22.9%

Maycomb Holdings IV, LLC
c/o Siguler Guff & Company, LP
825 Third Avenue
New York, New York 10022	1,692,084	(2)	9.1%

Bernard A. Brown
71 West Park Avenue
Vineland, New Jersey 08360	1,239,697	(3)(4)	6.7%

EJF Capital, L.L.C.
2107 Wilson Boulevard, Suite 410
Arlington, VA 22201	1,029,599	(5)	5.5%

FJ Capital Management, L.L.C.
1313 Dolley Madison Boulevard, Suite 306
McLean, VA 22101	1,023,058	(6)	5.5%

Sidney R. Brown
c/o NFI Industries, Inc.
1515 Burnt Mill Road
Cherry Hill, New Jersey 08003	963,214	(7)(8)(9)	5.2%
____________________

(1)	Based on the 18,618,630 total outstanding shares of the Company as of the Record Date.
(2)	Based on an amended Schedule 13G filed with the SEC on February 14, 2012 and on information from the corporate records of the Company.
(3)	Based on a Form 4 filed with the SEC on November 3, 2014.
(4)	Includes 28,633 shares that can be acquired pursuant to options that are currently exercisable or that will become exercisable within 60 days of the Record Date.
(5)	Based on an amended Schedule 13G filed with the SEC on October 30, 2014. The Schedule 13G was filed by EJF Capital, L.L.C. for itself and as the parent holding company for three of its subsidiaries (as identified therein). EJF Capital, L.L.C. shares voting and investment power of these shares.
(6)	Based on an amended Schedule 13G filed with the SEC on August 26, 2014. The Schedule 13G was filed by FJ Capital Management, L.L.C. for itself and as the parent holding company for three of its subsidiaries (as identified therein). FJ Capital Management L.L.C. shares voting and investment power of these shares.
(7)	Based on a Form 4 filed with the SEC on January 5, 2015.
(8)	Includes 54,555 shares that can be acquired pursuant to options that are currently exercisable or that will become exercisable within 60 days of the Record Date.
(9)	Excludes 802,446 shares held by various companies and partnerships for which the individual disclaims beneficial ownership of shares held in excess of his proportionate ownership interests in such companies and partnerships.

Security Ownership of Management

The following table sets forth information about shares of common stock beneficially owned by each current director of the Company, each director nominee, each named executive officer of the Company identified in the Summary Compensation Table below (except as otherwise noted), and all directors and executive officers of the Company as a group as of the Record Date. Except as otherwise indicated, (i) each shareholder shown in the table below has sole voting and investment power with respect to the shares of common stock indicated and (ii) none of such shares are listed because the person has the right to acquire beneficial ownership within 60 days after the Record Date.

	Amount and
	Nature of
	Beneficial
Name of Beneficial Owner	Ownership (1)(2)		Percent of Class(3)
Director nominees:
Wilbur L. Ross, Jr.	4,255,848		22.9%
Sidney R. Brown	963,214		5.2%
Jeffrey S. Brown	595,724		3.2%
Thomas M. O’Brien	168,103		*
Peter Galetto, Jr.	103,262		*
Eli Kramer	78,249		*
Anthony R. Coscia	30,613		*
Philip A. Norcross	29,314		*
William J. Marino	27,180		*
Keith Stock	6,169		*
F. Clay Creasey, Jr.	780		*

Named executive officers who
are not directors:
Thomas R. Brugger	10,666		*
Alberino J. Celini	1,773		*
Michele B. Estep	19,087		*
Nicos Katsoulis	-		*

Total of all directors, nominees
for director, and named executive
officers of the Company as a
group (15 persons)	6,289,982	(4)(5)	33.8%
____________________

*	Less than 1.0%
(1)	Although Bradley J. Fouss is included as a named executive officer in the Summary Compensation Table (as required under applicable regulations), Mr. Fouss’ employment terminated on July 18, 2014. Accordingly, this table, which sets forth the beneficial ownership of the Company’s directors and named executive officers as of the Record Date, does not include shares held by Mr. Fouss, if any.
(2)	The figures shown include the following shares which may be acquired upon the exercise of stock options that are, or will become, exercisable within 60 days after the Record Date: Wilbur L. Ross, Jr. – 0; Sidney R. Brown – 54,555; Jeffrey S. Brown – 3,100; Thomas M. O’Brien – 0; Peter Galetto, Jr. – 0; Eli Kramer – 14,731; Anthony R. Coscia – 0; Philip A. Norcross – 0; William J. Marino – 0; Keith Stock – 0; F. Clay Creasey, Jr. – 0; Thomas R. Brugger – 1,000; Michele B. Estep – 11,448; Alberino J. Celini – 750; and Nicos Katsoulis – 0.
(3)	Based on the 18,618,630 total outstanding shares of the Company as of the Record Date.
(4)	Excludes 1,605,142 shares held by various companies and partnerships for which an individual disclaims beneficial ownership of shares held in excess of his or her proportionate ownership interests in such companies and partnerships.
(5)	Includes 85,584 shares that can be acquired pursuant to options that are currently exercisable or that will become exercisable within 60 days of the Record Date.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our Board of Directors, which is currently comprised of eleven members. The current members of our Board are Jeffrey S. Brown, Sidney

R. Brown, Anthony R. Coscia, F. Clay Creasey, Jr., Peter Galetto, Jr., Eli Kramer, William J. Marino, Philip A. Norcross, Thomas M. O’Brien, Wilbur L. Ross, Jr. and Keith Stock. Effective June 30, 2014, a former director, Steven A. Kass, resigned from the Board. Each of our directors was elected to be a director for a one year term at our Annual Meeting of Shareholders held in 2014. Because Mr. Kass was unable to serve as a director, the Board designated Mr. O’Brien as its substitute director nominee and all valid proxies voted in favor of Mr. Kass were voted in favor of the election of Mr. O’Brien.

Pursuant to the terms of a securities purchase agreement dated July 7, 2010 entered into between the Company and WLR SBI Acquisition Co, LLC (“WL Ross”), the Company agreed that as long as WL Ross beneficially owns at least 7.5% of the outstanding common stock of the Company, WL Ross has the right to nominate one candidate to the Board. Wilbur L. Ross, Jr. is WL Ross’ nominee. Pursuant to the terms of a securities purchase agreement dated July 7, 2010 entered into between the Company and various members of the Brown family, as long as the Brown family and their affiliates own at least 7.5% of the outstanding common stock of the Company, the Brown family has the right to nominate four candidates to the Board. Jeffrey S. Brown and Sidney R. Brown are the Brown family nominees. There are no other arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company.

It is intended that the proxies solicited by the Board will be voted “FOR” the election of each of the named nominees. If any of the nominees is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any of the nominees might be unavailable to serve. Each of the nominees has consented to serve, if elected.

The following table sets forth information with respect to each nominee for election as a director. All nominees are currently members of the Board.

	Age at	Year First
	Record	Elected or	Present Term	Position and Offices
Name(1)	Date	Appointed	Expires	With the Company
Jeffrey S. Brown	55	1999	2015	Director
Sidney R. Brown	57	1990	2015	Director,
				Chairman of the
				Board
Anthony R. Coscia	55	2010	2015	Director
F. Clay Creasey, Jr.	66	2014	2015	Director
Peter Galetto, Jr.	61	1990	2015	Director
Eli Kramer	60	2004	2015	Director
William J. Marino	71	2010	2015	Director
Philip A. Norcross	52	2012	2015	Director
Thomas M. O’Brien	64	2014	2015	Director,
				President and
				Chief Executive
				Officer
Wilbur L. Ross, Jr.	77	2010	2015	Director
Keith Stock	62	2014	2015	Director

(1) All of the nominees are currently directors of the Banks’s Board of Directors and, if re-elected to the Board of the Company, will be re-elected to the Board of Directors of the Bank.

The Board of Directors recommends a vote FOR the election of Sun Bancorp Inc.’s nominees for director.

Biographical Information and Qualifications of Directors

Set forth below is biographical information for each director as well as each director’s special knowledge and skills that qualify him to be a director.

Jeffrey S. Brown has been a director of the Company since 1999 and a director of the Bank since 2002. Mr. Brown is a member of the Board’s Risk and ALCO/Investment Committees. He is President and Vice Chairman of NFI Industries, Inc., a national, comprehensive provider of freight transportation, warehousing, third party logistics, contract manufacturing, and real estate development. Mr. Brown is also President of NFI Real Estate, one of the top real estate development companies in the industry. He is one of the general partners of The Four B’s, a partnership with extensive holdings primarily in the eastern United States. Mr. Brown is an officer and director of several other corporations and partnerships in the transportation, equipment leasing, insurance, warehousing and real estate industries. He serves on the Boards of several regional charities including the Board of Trustees of the Cooper Foundation. Mr. Brown earned his BA in Business Administration from the University of Miami. Bernard A. Brown, Emeritus Director of the Bank, is Jeffrey Brown’s parent, and Sidney R. Brown, Chairman of the Board of Directors, is his sibling. The Board of Directors believes that Mr. Brown is qualified to serve on the Board due to his finance and real estate experience and his knowledge and understanding of the Company’s market.

Sidney R. Brown is Chairman of the Boards of Directors of the Company and the Bank and has been a director of the Company since 1990 and a director of the Bank since 2002. In addition to serving as a director, Mr. Brown served as Interim President and Chief Executive Officer of the Company from December 2013 to July 2014 and from February 2007 to January 2008. From 1990 to 2013, Mr. Brown also served as Treasurer and Secretary of the Company. Mr. Brown serves as Chair of the Executive Committee and is a member of the Board’s ALCO/Investment Committee. Mr. Brown is Chief Executive Officer of NFI Industries, Inc., a national, comprehensive provider of freight transportation, warehousing, third party logistics, contract manufacturing, and real estate development. Mr. Brown attended Georgetown University and graduated with a BSBA in 1979. He began his career working for Morgan Stanley in New York City as a financial analyst in the corporate finance department of the investment bank. He moved on to pursue his MBA at Harvard University. Graduating in 1983, he immediately joined the family business. Mr. Brown is a director of J & J Snack Foods Corp., Franklin Square Energy and Power Fund and Cooper Health System. Bernard A. Brown, Emeritus Director of the Bank, is Sidney Brown’s parent, and Director Jeffrey S. Brown is his sibling. With his extensive experience in operating and growing local businesses into national companies, along with his specific knowledge of the Company, Mr. Brown provides the Board of Directors with a valued business perspective.

Anthony R. Coscia has been a director of the Company since 2010 and a director of the Bank since 2011. Mr. Coscia serves as Chair of the Board’s ALCO/Investment Committee and is a member of the Board’s Compensation Committee. He is admitted to the state bars of New Jersey and New York and is a Partner in the law firm of Windels Marx Lane & Mittendorf, LLP, having been with the firm for over 30 years. He is a graduate of Georgetown University School of Foreign Service and received his law degree from Rutgers University School of Law. In 2007, Mr. Coscia was awarded an honorary doctorate of humane letters from the New Jersey Institute of Technology. Mr. Coscia’s legal practice focuses on corporate, commercial, and real estate matters, with a concentration on the financial elements of these transactions. Mr. Coscia serves as Chairman of the Board of Directors of the National Railroad Passenger Corporation (Amtrak), having been appointed to the Board of Amtrak by President Obama in 2010. He is the Chairman of United Water, Inc., the U.S. subsidiary of Suez Environment. In addition, he serves as a trustee of the New Jersey Community Development Corporation and is a member of the New Jersey Performing Arts Center Council of Trustees, The Partnership for New York City, The Economic Club of

New York and the Regional Plan Association. Mr. Coscia served as Chairman of the Port Authority of New York and New Jersey for over eight years, stepping down from his position on June 30, 2011. With Mr. Coscia’s extensive background and as a well-respected business leader actively involved in both the private and government sectors in New Jersey and New York, he is a significant complement to the Company’s Board of Directors.

F. Clay Creasey, Jr. has been a director of the Company and the Bank since 2014. Mr. Creasey serves as Chair of the Audit Committee and is a member of the Board’s ALCO/Investment Committee. Mr. Creasey was employed by Toys“R”Us, Inc. as Executive Vice President and Chief Financial Officer from May 2006 to June 2014. He joined Toys“R”Us, Inc. in 2006 with more than 25 years of financial management experience in the retail industry. Mr. Creasey began his retail career at Lucky Stores, a large, public grocery, where he spent 11 years in various corporate and division financial roles. More recently, he spent 13 years at Mervyn’s, a subsidiary of Target Corporation, where he served as their Chief Financial Officer for five years. He also spent one year as the financial head of Zoom Systems, a San Francisco-based start-up company in the automated retail sector. During his career, Mr. Creasey has been involved with several corporate and operational restructurings and financial turnarounds. Before entering the retail sector, Mr. Creasey spent two years as an Actuarial Analyst at Fireman’s Fund and six years as a Corporate Lending Officer with Crocker Bank. Mr. Creasey holds a bachelor’s degree and a Masters of Business Administration from Stanford University. He also is a Certified Public Accountant. With Mr. Creasey’s corporate leadership skills, experience with restructurings and financial turnarounds and expertise in risk management, regulatory compliance, credit and corporate lending, he is a valued addition to the Company’s Board of Directors.

Peter Galetto, Jr. has been a director of the Company since 1990 and a director of the Bank since 2001. He is Chair of the Risk Committee and is a member of the Board’s Executive, Audit and Nominating & Corporate Governance Committees. Mr. Galetto is the President and CEO of Stanker&Galetto, Inc., an industrial building contractor located in Vineland, New Jersey. He is the Secretary/Treasurer of Tri-Mark Building Contractors, Inc. Mr. Galetto is also Chairman of the Board of Inspira Health Network (formerly South Jersey Healthcare System which merged with Underwood Memorial Hospital), board member of Hendricks House and also serves as the Parish of All Saints Finance Council President. He has been honored by several organizations for his community service: Entrepreneur of the Year by the South Jersey Development Council, Gregor Mendel Award from St. Augustine Prep, Vineland Rotary Club Outstanding Vocational Accomplishments and the Order Sons of Italy in America Distinguished Golden Lion Award. He received a BS in Commerce and Engineering from Drexel University, majoring in Finance and Management. Mr. Galetto also graduated from Harvard Business School’s Owner/President Management Program. With his proven business leadership and management skills, in addition to his stature in the local business community, Mr. Galetto provides valuable perspective to the Board of Directors of the Company.

Eli Kramer has been a director of the Company and the Bank since 2004. Mr. Kramer serves as Chair of the Compensation Committee and is a member of the Board’s Executive, Risk and Nominating & Corporate Governance Committees. Mr. Kramer has over 20 years of total bank board experience including seven plus years as Vice Chair or Chairman at a previous bank. Mr. Kramer has been a principal in real estate development companies since 1976 and is the owner of CJ Management, LLC. He is also a principal in Arcturus Group, a real estate advisory and asset management firm serving the financial industry. He was a co-founder and Vice Chairman of the Board of Directors of Community Bancorp of New Jersey, prior to its acquisition by the Company. He also served as a Director and Chairman of the Board of Colonial State Bank. Mr. Kramer serves as a Trustee on the Boards of the Jewish Educational Center, Elizabeth, NJ, the Holocaust Resource Center at Kean University, and the Trinitas Healthcare Foundation. He earned his BS in Management Science from the Stevens Institute of Technology. Mr. Kramer’s bank board experience, proven leadership and business management skills, knowledge of the New Jersey market, and stature in the community are all attributes that are highly valued as a director of the Company.

William J. Marino has been a director of the Company since 2010 and a director of the Bank since 2011. Mr. Marino currently serves as Chair of the Board’s Nominating & Corporate Governance Committee and is a member of the Board’s Compensation Committee. He is a graduate of St. Peter’s College with a Bachelor of Science degree in Economics. Mr. Marino has over 40 years of experience in the health and employee benefits field, primarily in managed care, marketing and management. Mr. Marino is the retired Chairman, President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey, the state’s largest health insurer, providing coverage for over 3.6 million people. He joined Horizon BCBSNJ as Senior Vice President of Health Industry Services in January 1992, responsible for all aspects of Managed Care operations in New Jersey, as well as Market Research, Product Development, Provider Relations and Health Care Management. He became President and CEO in January 1994 and Chairman effective January 2010. Before joining Horizon BCBSNJ, Mr. Marino was Vice President of Regional Group Operations for New York and Connecticut for Prudential, capping a 23-year career with them. Mr. Marino is currently the Co-Chairman of the Board of Directors of the New Jersey Performing Arts Center (NJPAC) and a member of the Board of the New Jersey Symphony Orchestra. He is on the board of directors of WebMD Health Corp. and Sealed Air Corporation, in which he serves as Chairman of the Board. He is a member of the Campaign Committee of Saint Vincent Academy and a member of the Board of Trustees of Delbarton School in Morristown. In addition, Mr. Marino is a member of the board of a privately held corporation, Secura Home Health, LLC. Mr. Marino is a recipient of the 1997 Ellis Island Medal of Honor. In 2007 he received The American Conference on Diversity’s Humanitarian of the Year Award. As a highly regarded business and philanthropic leader, one who has played an important role in policy and legislative matters in New Jersey, Mr. Marino is an important complement to the Company’s Board of Directors.

Philip A. Norcross has been a director of the Company and the Bank since 2012. Mr. Norcross is a member of the Board’s Audit, Compensation and Risk Committees. Mr. Norcross is Chief Executive Officer and Managing Shareholder of Parker McCay, a regional law firm headquartered in Mount Laurel, New Jersey, with offices in Lawrenceville and Atlantic City, New Jersey. He co-chairs the firm’s Public Finance and Business Departments and has particular expertise in finance and transactional law, with an emphasis on government, economic development, redevelopment and other specialized financings. Mr. Norcross also serves as Chairman of Optimus Partners LLC, a business advisory and consulting firm, based in Trenton, New Jersey, that serves a wide array of clients in the financial services, healthcare, gaming, real estate and development, and insurance sectors. Mr. Norcross is Chairman of the Board of The Cooper Foundation and a member of Cooper Health System’s Treasury Steering Committee. He is a member of the Board and Executive Committee of United Way of Greater Philadelphia and Southern New Jersey as well as a member and past Chairman of Burlington County United Way. Mr. Norcross also serves on the Board of Trustees of the Home Port Alliance of the U.S.S. New Jersey, Inc. and is a founding member and former vice president of the Mount Laurel Public Education Foundation. He is also a member of the National Association of Bond Lawyers, the American Bar Association and the bar associations of New Jersey, Burlington County and Camden County. Mr. Norcross earned his BA in Business from Rutgers University and his JD from the Temple University School of Law. With his record of success, particularly in the areas of law, finance and economic development, working with both private and public entities, Mr. Norcross brings valuable experience and talent to the Company’s Board of Directors.

Thomas M. O’Brien has been a director of the Company and the Bank since 2014. Mr. O’Brien has served as President and Chief Executive Officer of the Company and the Bank since July 2014. Mr. O’Brien is a member of the Board’s Executive Committee. From April 1, 2014 through June 30, 2014, Mr. O’Brien was providing consulting services to the Boards of Directors of the Company and the Bank

pending regulatory approval of his appointment as President and Chief Executive Officer. Mr. O’Brien served on the boards of BankUnited, Inc. and BankUnited, NA from May 2012 through April 1, 2014. Prior to that, Mr. O’Brien served as President and Chief Executive Officer of State Bancorp, Inc. and its wholly-owned subsidiary, State Bank of Long Island, from November 2006 to January 2012. From 2000 to 2006 Mr. O’Brien was President and Chief Executive Officer of Atlantic Bank of New York and, following the acquisition of Atlantic Bank of New York by New York Commercial Bank, continued to serve as President and Chief Executive Officer during the post-closing transition. From 1996 to 2000, Mr. O’Brien was Vice Chairman and a board member of North Fork Bank and North Fork Bancorporation, Inc. From 1977 to 1996, Mr. O’Brien was Chairman, President and Chief Executive Officer of North Side Savings Bank. Mr. O’Brien served as a director of the Federal Home Loan Bank of New York from 2008 to 2012 and served as Chairman of New York Bankers Association in 2007. Mr. O’Brien is currently Trustee and Chairman of the Audit Committee of Prudential Insurance Company of America $175 Billion Annuity Fund Complex, Vice-Chairman of the Board and Chairman of the Finance Committee of Archcare and Catholic Healthcare Foundation for the Archdiocese of New York. Mr. O’Brien received a BA in Political Science from Niagara University in 1972 and an MBA from Iona College in 1982. The Board of Directors considers Mr. O’Brien’s length and breadth of banking experience and his deep understanding of financial statements, regulation, compliance and corporate governance as assets to the Board.

Wilbur L. Ross, Jr. has been a director of the Company and the Bank since 2010. Mr. Ross is a member of the Board’s Executive and Nominating & Corporate Governance Committees and is a non-voting observer to the Compensation Committee. Mr. Ross is the Founder, Chairman and Chief Strategy Officer of WL Ross & Co. LLC, a private equity firm. Mr. Ross was formerly the Chief Executive Officer of WL Ross & Co. LLC prior to April 30, 2014, when he became its Chairman and Chief Strategy Officer. In March 2014, Mr. Ross became the Chairman and Chief Executive Officer of WL Ross Holding Corp, a special purpose acquisition company. Mr. Ross is a director and Vice Chairman of the Bank of Cyprus. He also serves on the boards of directors of Arcelor Mittal, the world’s largest steel and mining company, EXCO Resources, Inc., a natural gas and oil exploration company, and DSS Holdings LP, a shipping transportation company. Mr. Ross formerly served on the boards of directors of many banks, financial and other companies, including, but not limited to, The Governor and Company of the Bank of Ireland, BankUnited, Inc., Talmer Bancorp, Assured Guaranty, International Textile Group, NBNK Investments PLC, PB Materials Holdings, Inc., Ohizumi Manufacturing, Ocwen Financial Corp., Navigator Holdings, International Automotive Components, Plascar Participants SA, Air Lease Corporation, International Coal Group, Montpelier Re Holdings Ltd., and The Greenbrier Companies. Mr. Ross was Executive Managing Director of Rothschild Group Inc. for 24 years before acquiring that firm’s private equity partnerships in 2000. Mr. Ross is a graduate of Yale University and of Harvard Business School. He is a member of the boards of Yale University School of Management, The Dean’s Advisory Board of Harvard Business School, and the Palm Beach Preservation Foundation. He is Chairman of the Japan Society and the Brookings Institution Economics Studies Council. Mr. Ross is also an Executive Committee Member of the Partnership for New York City. He has been elected to the Private Equity Hall of Fame and the Turnaround Management Association Hall of Fame. Mr. Ross is well qualified to serve as a director due to his over 35 years of experience in private equity, numerous public and private company directorship roles, and globally-recognized financial expertise. He is a valued member of the Board of Directors given his experience in the financial services industry and his reputation as one of the world’s most respected investors.

Keith Stock has been a director of the Company and the Bank since 2014. Mr. Stock serves as a member of the Board’s Audit Committee. Since 2011, he has been Chairman and Chief Executive Officer of First Financial Investors, Inc., a financial services investment firm, and Senior Executive Advisor with The Brookside Group. Since 2014, Mr. Stock has served as Chairman of the Board and a member of the executive office of Clarien Bank Limited. Previously, he served as Chairman and Chief

Executive Officer of Clarien Group Limited, the holding company for Clarien Bank. Mr. Stock has also been a registered securities professional with J.V.B. Financial Group, LLC, a FINRA registered broker dealer. Previously, from 2009 to 2011, Mr. Stock served as Senior Managing Director and Chief Strategy Officer of TIAA-CREF. He was a member of the Office of the CEO with responsibility for corporate development and strategy including mergers and acquisitions and business strategies for asset management, banking and trust, life insurance, retirement services, and wealth management. From 2004 to 2008 Mr. Stock served as President of MasterCard Advisors, LLC, the professional services business of MasterCard Worldwide. He was a member of the MasterCard Operating Committee and Management Council. Mr. Stock also previously served as Chairman and Chief Executive Officer of St. Louis Bank, FSB and First Financial Partners Fund I, LP, a private equity firm and bank holding company, as well as Chairman and President of Treasury Bank, Ltd. Earlier in his career, Mr. Stock was a partner with McKinsey & Co., a senior officer of A.T. Kearney, and financial services sector executive with Capgemini and Ernst & Young. He began his career with the Mellon Bank (now BNY Mellon). Mr. Stock is a member of the Governing Council of the Bermuda Stock Exchange (the “BSX”), the Foreign Policy Association, and Independence Bancshares, Inc. He is a member of the Economic Club of New York, the Advisory Board of the Institute for Ethical Leadership, Rutgers University Business School, and the International Trustee Election Commission of AFS Intercultural Programs, Inc. (formerly known as the American Field Service). He received his undergraduate degree from Princeton University and his MBA in finance from The Wharton School, University of Pennsylvania. As an accomplished business leader with an impressive record of success and in-depth management experience in the financial services industry, Mr. Stock’s qualifications make him an important complement to the Company’s Board of Directors.

Executive Officers

In addition to Mr. O’Brien, the Company and the Bank have the following executive officers:

Thomas R. Brugger, age 48, joined the Company and the Bank in November 2012 as Executive Vice President and Chief Financial Officer. His responsibilities include financial reporting and planning, accounting, treasury, interest rate risk management and capital planning. Before joining the Company, Mr. Brugger was Executive Vice President and Chief Financial Officer of Customers Bancorp, Inc., a bank holding company based in Wyomissing, PA for three years (from September 2009 to October 2012). Prior to that, Mr. Brugger was Executive Vice President, Corporate Treasurer for Sovereign Bancorp and Sovereign Bank for fifteen years. Mr. Brugger is a graduate of Penn State University and is Vice Chairman for the Advisory Board for Penn State Outreach and Online Education, a division of Penn State University.

Alberino J. Celini, age 52, joined the Company and the Bank in December 2012 as Executive Vice President and Chief Risk Officer overseeing the credit, operational and market risk management functions of the Bank. Prior to joining the Company, Mr. Celini was Vice President, Regulatory Advisory & Strategy at Freddie Mac in McLean, Virginia. His twenty-five year career spans both functional and business leadership roles within major financial institutions, and his expertise encompasses finance, risk management, regulatory compliance, governance and strategic business development. Mr. Celini also spent a decade at Ally Bank, where he served as founding Chief Financial Officer, Chief Risk Officer and Director of Lending Development, as the Bank grew from start-up to maturity. Other past roles include Financial Officer at Citibank and public accountant with Arthur Andersen & Co. A Certified Public Accountant, Mr. Celini earned a Bachelor of Science degree in Accounting and Finance from Fordham University and advanced certification in Management from Dartmouth College, Tuck School of Business. He is a member of the NJBankers Association and has held executive board roles at the MERS Corporation, Delaware Community Investment Corporation and the Bucks County Boy Scouts of America.

Michele B. Estep, age 45, joined the Company and the Bank in April 2008 as Executive Vice President and Chief Administrative Officer. In this position, Ms. Estep oversees the Company’s administrative operations, including Human Resources, Training and Development, Marketing, Investor Relations, Communications and Security and Facilities. Ms. Estep brings more than 20 years of experience to her position. Prior to joining the Company, she held successive leadership roles at KeyBank in Albany, New York. Ms. Estep is a member of the Board of Trustees of The Food Bank of South Jersey and serves on its Compensation and Strategic Planning Committees. She holds a BS from Syracuse University and an MBA from the State University of New York at Albany.

Nicos Katsoulis, age 55, joined the Company and the Bank in November 2014. He oversees all of the Bank’s lending activities, including commercial and industrial and commercial real estate lending. Prior to becoming an employee, Mr. Katsoulis was a consultant to the Bank from July 2014 to November 2014. Previously, from 2007 to 2012, he served as a director of State Bancorp, Inc. and its wholly-owned subsidiary, State Bank of Long Island, and was Chair of its Loan Committee. Prior thereto, Mr. Katsoulis served as Executive Vice President and Chief Lending Officer at Atlantic Bank of New York, where he led the development of that bank’s loan portfolio and oversaw the origination of several billion dollars in new facilities and relationships. He is a graduate of the London School of Economics and Columbia University’s graduate school of business.

Anthony J. Morris, age 59, joined the Bank in November 2014. As Executive Vice President and Chief Banking Officer of the Bank, Mr. Morris oversees key customer experience functions across the organization, including retail banking, information technology, bank operations, and the Bank's wealth management subsidiary. Prior to becoming an employee, Mr. Morris was a consultant to the Bank from July 2014 to November 2014. From November 2012 to July 2014, Mr. Morris served as Director, Banking Products & Services at CIT Bank where he was responsible for formulating strategic and operating plans for a wide range of matters pertaining to defining, developing and implementing a branch banking platform to enable CIT Bank to capture core deposits to fund its lending businesses. Prior to CIT Bank, from 2007 to 2012, Mr. Morris served as Senior Vice President, Chief Corporate Planning and Marketing Officer at State Bank of Long Island, and from 1999-2006 he served as Senior Vice President, Chief Planning and Marketing Officer for Atlantic Bank of New York. Prior to 1999, Mr. Morris held marketing and retail positions with other financial institutions. Mr. Morris is a graduate of Adelphi University with a Bachelor’s Degree in Business and he is a veteran of the United States Army.

Patricia M. Schaubeck, age 54, an attorney admitted to practice law in New York and New Jersey, joined the Company and the Bank in September 2014 as Executive Vice President and General Counsel, serving as the Company’s and Bank’s chief legal officer. Prior to joining the Company, Ms. Schaubeck served as General Counsel to Suffolk Bancorp and its wholly-owned subsidiary, Suffolk County National Bank, in New York, from June 2012 through August 2014. Prior thereto, Ms. Schaubeck served as General Counsel to State Bancorp, Inc. and its wholly-owned subsidiary, State Bank of Long Island, in New York, from June 2007 through January 2012. Previously, Ms. Schaubeck was associated with various New York City and Long Island, New York law firms where she represented financial institutions and real estate clients. Ms. Schaubeck serves on the Board of Trustees and Finance Committee of The Mary Louis Academy, a private, all-girls college preparatory school in New York, and is a sponsor and mentor with Student Sponsor Partners, a New York organization assisting low-income students with a high school education. She holds a BBA from Baruch College and an MBA and JD from St. John’s University.

Neelesh Kalani, age 40, joined the Company and the Bank in January 2011 as Senior Vice President and Chief Accounting Officer. His responsibilities include financial reporting and general accounting. Before joining the Company, Mr. Kalani served as Senior Vice President and Controller of

Harleysville National Corporation and Harleysville National Bank from December 2009 to June 2010, and Chief Accounting Officer of Willow Financial Bancorp. Inc. and Willow Financial Bank from January 2006 to December 2009. He served as an Accounting Manager of Comcast Cable Communications from July 2004 to January 2006. Prior thereto, he performed progressive roles at KPMG LLP, culminating as Audit Manager, in their financial services audit practice from November 1997 to July 2004. Mr. Kalani, a Certified Public Accountant, earned a Bachelor of Science degree in Accounting and Finance from Drexel University.

There are no arrangements or understandings between the above-mentioned officers and any person with respect to the selection of the above-mentioned officers.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

Historically, the offices of the Chairman of the Board of Directors and the Chief Executive Officer of the Company have been held by separate individuals. For a brief period of time, from December 2013 until July 2014, these positions were held by the same individual, Sidney R. Brown. Mr. Brown assumed these concurrent roles following the departure of the Company’s former President and Chief Executive Officer and pending the Board’s search for a new Chief Executive Officer of the Company. Since Sidney R. Brown was serving in a dual role as Chairman of the Board and Chief Executive Officer for only an interim period of time, the Board did not appoint a lead independent director for that time period. The Board of Directors has determined that the separation of the roles of Chairman of the Board and Chief Executive Officer will enhance Board independence and oversight and that it permits the Chief Executive Officer to better focus on developing and implementing strategic and tactical initiatives, enhancing shareholder value and expanding and strengthening the Company’s franchise, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board of Directors believes that Board governance requires a dynamic approach and may determine in the future that the same individual should serve in the role of Chairman of the Board and Chief Executive Officer.

The Board of Directors has general authority over the Company’s risk oversight function with authority delegated to various Board committees to review risk management policies and practices in specific areas of the Company’s business. The Risk Committee is primarily responsible for overseeing the Company’s risk management. The Risk Committee works closely with officers of the Company involved in the risk management function. The Chief Risk Officer and other senior officers of the Company attend Risk Committee meetings and discuss the Company’s risk profile and risk management program with the Committee. Other Board committees also participate in risk management. The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements; the ALCO/Investment Committee monitors interest rate and liquidity risk; and the Compensation Committee monitors risk arising from compensation policies and practices.

Stock Ownership Guidelines

The Company has established minimum stock ownership guidelines for executive officers. The guidelines require that the President and Chief Executive Officer own a minimum of $600,000 market value of Company stock and each Executive Vice President owns a minimum of $250,000 market value of Company stock. Executive officers generally have 2 ½ years to comply with these guidelines. See “Compensation Discussion and Analysis,” below for further discussion on Stock Ownership Guidelines.

Meetings and Committees of the Board of Directors

The Company is governed by a Board of Directors and various committees of the Board, which meet regularly throughout the year. During 2014, the Company’s Board of Directors held nine regular meetings and four special meetings. During that period, no incumbent director attended fewer than 75% of the meetings of the Company’s Board of Directors and committees on which such director served during the period that he served. The Board encourages, but does not require, directors to attend the annual meetings of shareholders. All of the members of the Board of Directors attended the 2014 annual meeting of shareholders.

The Compensation Committee met eight times during 2014. The Compensation Committee consists of Directors Eli Kramer (Chairman), Anthony R. Coscia, William J. Marino and Philip A. Norcross. Director Wilbur L. Ross, Jr. serves in a non-voting observer capacity.

The Audit Committee met nine times during 2014. The Audit Committee consists of Directors F. Clay Creasey, Jr. (Chairman), Peter Galetto, Jr., Philip A. Norcross and Keith Stock.

The Nominating & Corporate Governance Committee met three times during 2014. This committee consists of Directors William J. Marino (Chairman), Peter Galetto, Jr., Eli Kramer and Wilbur L. Ross, Jr.

Audit Committee

Management of the Company is responsible for the Company’s financial reporting process and the related internal controls. The Audit Committee assists the Board of Directors in fulfilling its responsibility to shareholders by monitoring the quality and integrity of the Company’s financial reports, including the related systems of internal controls and accounting and reporting practices. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.sunnationalbank.com. The charter gives the Audit Committee responsibility for the appointment, compensation, retention and oversight of the work of the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting). Other responsibilities of the Audit Committee under the charter include determining the independence of the Company’s independent registered public accounting firm, overseeing the internal audit function, reviewing significant findings and recommended action plans, and reviewing with management and the independent registered public accounting firm the Company’s interim and year-end operating results including SEC periodic reports and press releases. The Board of Directors has determined that each member of the Audit Committee is financially literate and that F. Clay Creasey, Jr. meets the SEC criteria of a financial expert. The Board of Directors has further determined that each member of the Audit Committee is independent under NASDAQ listing rules. See “Director Independence,” below.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for discharging the Board’s responsibilities relating to the Company’s compensation and benefit plans and practices and to produce an annual report on executive compensation for inclusion in the Company’s proxy statement. The Compensation Committee acts under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.sunnationalbank.com. Other responsibilities under the charter include setting executive management compensation, evaluating and approving all equity compensation plans and approving all employment and change in control agreements.

None of the individuals who served on the Compensation Committee during 2014 was an officer or employee of the Company, nor is any individual a former employee of the Company. None of the individuals had any transaction with related persons, promoters or certain control persons that would require disclosure. The Board of Directors has determined that each member of the Compensation Committee is independent under NASDAQ listing rules. See “Director Independence,” below.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee of the Board of Directors is responsible for developing criteria for the selection and evaluation of directors, recommending to the Board of Directors candidates for election as directors and recommending Board committee assignments. In addition, the Committee is responsible for developing and implementing policies and practices relating to corporate governance. The procedure for shareholders to submit recommendations of director candidates is set forth below under “Director Nomination Process.” The Nominating & Corporate Governance Committee acts under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.sunnationalbank.com. Other responsibilities under the charter include recommending director orientation guidelines, monitoring continuing director education and assisting the Board of Directors in determining the independence status of current and prospective board members. The Board of Directors has determined that each member of the Nominating & Corporate Governance Committee is independent under NASDAQ listing rules. See “Director Independence,” below.

Director Independence

The Board of Directors conducted an annual review of director independence in accordance with the Exchange Act, and the rules promulgated thereunder, and the listing requirements of NASDAQ. Pursuant to these independence standards, a director must not have a relationship with the Company, other than as a director, which would interfere with the director’s exercise of independent judgment. As part of its review, the Board considered transactions and relationships during the prior year between each director and the members of his immediate family and the Company and its subsidiaries, affiliates and equity investors, including those below under the caption, “Related Party Transactions.” The purpose of the review was to determine whether any such relationship was inconsistent with a determination that the director is independent. As a result of this review, and on the recommendation of the Nominating & Corporate Governance Committee, the Board of Directors has concluded that a majority of the Board is independent.

The Board of Directors has determined that Anthony R. Coscia, F. Clay Creasey, Jr. Peter Galetto, Jr., Eli Kramer, William J. Marino, Philip A. Norcross, Wilbur L. Ross, Jr., and Keith Stock are independent. Steve A. Kass, a director of the Company until June 30, 2014, was deemed independent during his tenure as a director by the Board of Directors. In determining the independence of the directors, the Board considered the transactions listed under “Related Party Transactions,” below.

Director Thomas M. O’Brien is not independent because he is an executive officer of the Company. Director Sidney Brown is not independent due to his acceptance of compensation during the past three years, other than for Board or committee service, in excess of $120,000. Director Jeffrey Brown is not independent because he is a family member (brother) of Director Sidney Brown, who accepted compensation during the past three years, other than for board or committee service, in excess of $120,000.

Compensation Committee Interlocks and Insider Participation

The directors who served as members of the Compensation Committee of the Company’s Board of Directors during the year ended December 31, 2014 were Eli Kramer (Chairman), Anthony R. Coscia, William J. Marino and Philip A. Norcross.

None of the individuals who served on the Compensation Committee during 2014 was an executive officer of another company whose board of directors has a comparable committee on which one of the Company’s executive officers serves. In addition, during 2014, no executive officer of the Company was a member of a comparable compensation committee of a company of which any of the directors of the Company is an executive officer.

Director Nomination Process

The Nominating & Corporate Governance Committee makes recommendations to the Board of Directors of the persons to be nominated by the Company for election as directors. The Nominating & Corporate Governance Committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company and the Bank. Additionally, the Nominating & Corporate Governance Committee will consider persons recommended by shareholders of the Company in selecting the Nominating & Corporate Governance Committee’s nominees for election. There is no difference in the manner in which the Nominating & Corporate Governance Committee evaluates persons recommended by directors or officers and persons recommended by shareholders in selecting Board nominees.

To be considered in the Nominating & Corporate Governance Committee’s selection of Board nominees, recommendations from shareholders must be in writing and received at the principal executive offices of the Company not later than the following dates: in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of such meeting was mailed or public disclosure was made. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered.

In addition, the Company’s bylaws require that for the person being recommended for consideration, all information relating to such person as is required pursuant to Regulation 14A under the Exchange Act, must be provided. The Nominating & Corporate Governance Committee makes no representation that it will recommend to the Board of Directors a candidate as a nominee, but will consider all individuals whose names are submitted in compliance with Company procedures. The Nominating & Corporate Governance Committee believes potential directors should have industry expertise in areas of corporate governance, finance, banking, accounting, the economy, real estate, general business and other areas of importance to the Company. Nominees must possess personal integrity and reputation and have familiarity and knowledge about the Company’s business and the political and economic environments in the markets the Bank serves. Further, nominees should have the ability to provide the Company’s management with guidance on the development and oversight of strategy. The Nominating & Corporate Governance Committee and the Board of Directors may consider diversity in market knowledge, background, experience, qualifications, and other factors as part of its evaluation of each candidate.

Director Resignation Policy

The Board of Directors adopted a Director Resignation Policy in February 2015. The Director Resignation Policy applies to any annual, uncontested election of directors. In an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will tender his or her resignation for consideration by the Board of Directors. The Board has 45 days from the date of the applicable meeting to determine whether to accept or reject the proffered resignation. Any resignation under the Director Resignation Policy will be accepted by the Board of Directors absent a compelling reason for the resignation to be rejected. A tendered resignation will be accepted by the Board unless 80% or more of the members of the Board of Directors vote to reject a resignation. In determining whether to accept a proffered resignation, the Board will consider all factors it deems relevant and may also consider a range of possible alternatives concerning the tendered resignation. If the director’s resignation is rejected, the Company will publicly disclose the Board’s decision, together with an explanation of the process by which the decision was made and the reasons for rejecting the tendered resignation. The Director Resignation Policy may only be amended upon the affirmative vote of 80% or more of the members of the board of Directors.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board. In view of the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting.

Code of Ethics

The Company has adopted a Code of Ethics and Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of the Code of Ethics and Conduct is posted at the Company’s website at www.sunnationalbank.com.

COMPENSATION DISCUSSION AND ANALYSIS

Forward-Looking Statements

This Compensation Discussion and Analysis contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, and are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We are including this statement for the purpose of invoking those safe harbor provisions. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements may include, among other things:

●	statements and assumptions relating to financial performance;
●	statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

●	statements relating to our business and growth strategies and our regulatory capital levels;
●	statements relating to potential sales of our criticized and classified assets; and
●	any other statements, projections or assumptions that are not historical facts.

Actual future results may differ materially from our forward-looking statements, and we qualify all forward-looking statements by various risks and uncertainties we face, some of which are beyond our control, as well as the assumptions underlying the statements, including, among others, the following factors:

●	the strength of the United States economy in general and the strength of the local economies in which we conduct operations;
●	market volatility;
●	the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs;
●	the overall quality of the composition of our loan and securities portfolios;
●	the market for criticized and classified assets that we may sell;
●	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and impending regulations, changes in banking, securities and tax laws and regulations and their application by our regulators and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverages;

●	the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
●	inflation, interest rate, market and monetary fluctuations;
●	fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas;
●	the effect of and our compliance with the terms of the written agreement by and between the Bank and the Office of the Comptroller of the Currency (the “OCC”) dated April 15, 2010 (the “OCC Agreement”) as well as compliance with the individual minimum capital ratios established for the Bank by the OCC;

●	the results of examinations of us by the Federal Reserve Bank of Philadelphia and of the Bank by the OCC, including the possibility that the OCC may, among other things, require the Bank to increase its allowance for loan losses or to write-down assets;

●	our ability to control operating costs and expenses;
●	our ability to manage delinquency rates;
●	our ability to retain key members of our senior management team;

●	the costs of litigation, including settlements and judgments;
●	the increased competitive pressures among financial services companies;
●	the timely development of and acceptance of new products and services and the perceived overall value of these products and services by businesses and consumers, including the features, pricing and quality compared to our competitors’ products and services;

●	technological changes;
●	acquisitions;
●	changes in consumer and business spending, borrowing and saving habits and demand for financial services in our market area;
●	adverse changes in securities markets;
●	the inability of key third-party providers to perform their obligations to us;
●	changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies and the Financial Accounting Standards Board (“FASB”);
●	the potential impact on our operations and customers resulting from natural or man-made disasters, wars, terrorist activities or cyber attacks;
●	other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere herein or in the documents incorporated by reference herein and our other filings with the Securities and Exchange Commission (“SEC”); and

●	our success at managing the risks involved in the foregoing.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included herein or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements discussed herein might not occur, and you should not put undue reliance on any forward-looking statements.

Introduction

This Compensation Discussion and Analysis describes the material elements of the Company’s compensation philosophy, policies and practices for the last fiscal year applicable to the following individuals included in the “Summary Compensation Table,” below. These individuals are referred to collectively as the “named executive officers.”

●	Thomas M. O’Brien; Director, President and Chief Executive Officer;
●	Sidney R. Brown; Chairman of the Board, Interim President and Chief Executive Officer December 2, 2013 through July 2, 2014;

●	Thomas R. Brugger; Executive Vice President and Chief Financial Officer;
●	Alberino J. Celini; Executive Vice President and Chief Risk Officer;
●	Michele B. Estep; Executive Vice President and Chief Administrative Officer;
●	Nicos Katsoulis; Executive Vice President and Chief Lending Officer; and
●	Bradley J. Fouss; Executive Vice President and Director of Wholesale Banking until July 18, 2014.

In addition to the Compensation Discussion and Analysis, the compensation and benefits provided to our named executive officers in 2014 are set forth below in the “Summary Compensation Table” and other tables that follow this Analysis, as well as in the footnotes and narrative material that accompany those tables.

Executive Summary

The Company’s executive compensation philosophy is to pay for performance in a risk-appropriate fashion. The Company balances short- and long-term and fixed and variable compensation through base salary, cash incentives and long-term equity incentives. Base salaries are set at competitive levels based on the executive’s position and reflect the executive’s expertise and experience. Cash incentives are paid to executives based on Company performance against annual business objectives, and performance results against established goals. Equity incentive awards are granted in order to align the interests of executive officers with the long-term interests of shareholders.

2014 Business Results: In 2014, the Company announced a comprehensive restructuring plan in order to improve the performance in its credit, risk, operational and profitability metrics. During 2014, new members of executive management with the requisite expertise were recruited to implement this restructuring plan. Many facets of the restructuring plan were completed in 2014.

In April 2014, the Company announced its intention to appoint Thomas M. O’Brien as its President and Chief Executive Officer, subject to the receipt of regulatory non-objection. Pending receipt of regulatory non-objection, Mr. O’Brien served as a consultant to the Boards of Directors of the Company and the Bank and, in July 2014, upon receipt of regulatory non-objection, the Company and the Bank formally announced the appointment of Mr. O’Brien as President and Chief Executive Officer. At that same time, the Company and the Bank announced a comprehensive restructuring plan. The restructuring plan includes, among other things, the Bank exiting Sun Home Loans, its retail, consumer mortgage banking business, and exiting its healthcare and asset-based lending businesses, the sale or consolidation of certain branch offices as well as significant classified asset and operating expense reductions. The restructuring plan included a reduction of approximately 37% in the Company’s workforce. In connection with the restructuring, the Company announced a one-for-five reverse stock split, effective August 2014.

On July 2, 2014 the Company entered into a Purchase and Assumption Agreement (the “Purchase Agreement”) with Sturdy Savings Bank, pursuant to which the Bank agreed to sell certain assets and certain liabilities relating to seven branch locations in and around Cape May County, New Jersey. The Purchase Agreement provides for, among other things, the sale of certain loans at their carrying value and a deposit premium of 8.765%. The transaction closed on March 6, 2015 resulting in the sale of approximately $153 million in deposits, $64 million in loans, $4 million of fixed assets and $1 million of cash. After transaction costs, the net gain on the branch sale transaction recorded by the Company in the first quarter of 2015 will be approximately $9.2 million.

In August 2014, the Company raised approximately $20 million in new equity through a privately negotiated sale of its common stock to several institutional investors. The Company issued a total of

1,133,144 shares of common stock in this transaction at a price per share of $17.65. There were no material issuance costs associated with this sale.

During the course of the third and fourth quarters of 2014, additional executives and members of senior management with business development, compliance and governance specialties were recruited by the Company, including a Chief Lending Officer, Chief Banking Officer, General Counsel, Chief Auditor, Director of Compliance and Director of Security. Also, senior lenders and other positions important to the turnaround of the Company’s financial and operational performance were filled.

In summary, among the accomplishments of 2014:

●	Appointed a new President and Chief Executive Officer.
●	Restructured the executive management team, including the hiring of a new Chief Lending Officer, Chief Banking Officer, General Counsel, Chief Auditor, Director of Compliance, and Director of Security.

●	Negotiated the sale of seven branches in and around Cape May County, New Jersey to Sturdy Savings Bank at a substantial gain.
●	Consolidated four overlapping retail branches.
●	Exited operations of the Bank’s retail, consumer mortgage banking business.
●	Exited healthcare and asset-based lending markets.
●	Announced a reduction in the Company’s overall workforce by 37%.
●	Renegotiated an office space lease, reducing long-term contractual obligations by approximately $15 million.
●	Completed a $20 million common equity raise.
●	Reduced annualized non-interest expense by approximately $20 million.
●	Improved the level of non-performing loans held-for-investment from 1.8% of gross loans held-for-investment at year-end 2013 to 0.7% at year-end 2014.

Among the challenges faced in 2014:

●	The efficiency ratio remained elevated, but improved during the latter half of the year to 112% for the three months ended December 31, 2014, from 122% for the three months ended December 31, 2013.
●	Pressure on net interest margin continued throughout the year with the net interest margin declining to 2.92% at year-end 2014, from 3.05% at year-end 2013.
●	The economic environment posed significant challenges to the Company’s operating results.
●	The Company realized a net loss of $29.8 million for the year ended December 31, 2014, or a loss of $1.67 per diluted share.

●	Loans receivable decreased 29% from $2.1 billion to $1.5 billion due to the strategic reduction of the loan portfolio completed through loans sales and principal prepayments.
●	Regulatory costs and requirements persisted.

Summary of 2014 Compensation Actions and Awards: During 2014, the Compensation Committee focused on recruiting and retaining talented executives and rewarding activities which promote safe growth of long-term shareholder value. Upon the recommendation of the Chief Executive Officer, the Compensation Committee and the Board also adopted governance policies aimed at aligning executive officer long-term interests with those of shareholders. Such actions, described in further detail below, included:

●	Granted stock awards and stock options to existing and newly hired members of executive management in order to align the interests of such management with the long-term interests of shareholders.
●	Entered into Employment Agreements and Management Severance Agreements to attract and retain qualified named executive officers.
●	Awarded cash incentives to the named executive officers reflecting the 2014 key accomplishments cited above, as well as individual performance achievements.
●	Granted stock awards and stock options to executive management as part of our ongoing long-term incentive program that rewards their individual performance achievements and aligns their interests with those of shareholders. In order to continue to have a sufficient pool of shares available for such awards, shareholders will be requested to approve a new equity plan at the Annual Meeting. See “Proposal 2 – Approval of the Sun Bancorp, Inc. 2015 Omnibus Incentive Plan.”

●	Established minimum stock ownership guidelines for executive officers. The guidelines require that the President and Chief Executive Officer owns a minimum of $600,000 market value of the common stock of the Company and each Executive Vice President owns a minimum of $250,000 market value of the common stock of the Company. Executive officers generally have 2 ½ years to comply with these guidelines.

●	Established stock holding guidelines for stock awarded to directors and executive officers. Directors and executive officers who are granted equity awards are required to own the shares of common stock underlying the awards for two years after exercise or vesting of the award, as applicable.

Shareholder Say-on-Pay Vote. At the 2014 annual meeting of shareholders, the shareholders approved the advisory vote on the Company’s executive compensation policies and practices for 2013 as disclosed in the proxy statement for the 2014 annual meeting by approximately 99% of the shares voting on the matter. Though not binding, we have noted the strong support our shareholders have expressed for our current executive compensation program. As a result, the Compensation Committee retained its general approach to executive compensation in 2014.

Shareholder Frequency on Say-on-Pay Vote. At the 2011 annual meeting of shareholders, shareholders approved an advisory vote recommending that the frequency of the say-on-pay vote on executive compensation, as described above, be taken every three years. The Company intends to follow this advisory vote on the three year frequency of say-on-pay at least until the next required say-on-pay frequency vote, which will be at the annual meeting of shareholders in 2017. Accordingly, this Proxy Statement does not include an advisory vote on the Company’s executive compensation policies and practices.

Compensation Philosophy and Governance Structure

Compensation Philosophy. The underlying goal of the Company’s compensation program is to promote increases in long-term shareholder value by closely aligning the financial interests of the Company and its shareholders with the named executive officers and other members of executive management. Additionally, during 2014, as the Company was undergoing a transformative restructuring, it was imperative for the Company to have executive management in place with the expertise necessary to execute the restructuring plan. To achieve this objective, the Company granted equity retention awards to existing executive management and granted sign-on equity awards and guaranteed annual incentive equity awards to certain newly hired executives. The Company recognized that it needed to utilize compensation tools in a highly competitive labor market which would attract and retain skilled management and which would allow executive management to participate and be vested in the Company’s turnaround.

In accordance with the Charter of the Compensation Committee, the Compensation Committee seeks to design and administer executive compensation programs that will achieve the following primary objectives:

●	Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;
●	Motivate executives to achieve stated business goals, execute the Company’s restructuring plan and reward them for their achievement;
●	Provide total compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to recruit and retain top quality, dedicated executives who are critical to its long-term success;

●	Align the interests of executives with the long-term interests of shareholders by providing executives with equity award opportunities that will result in favorable long-term compensation opportunities as long-term shareholder value grows; and

●	Monitor the incentive compensation programs applicable to executive management and all employees to ensure that such programs do not expose the Company to unnecessary or excessive risk and to implement policies and practices that may help manage and monitor such risk within acceptable and pre-established parameters.

The Company’s compensation program is designed to promote performance by the named executive officers and the entire executive management group as a team. For 2014, as set by the Compensation Committee, performance of the named executive officers under the Company’s 2014 Management Committee & Shared Services Incentive Compensation Plan (the “Incentive Plan”) was evaluated based upon weighted quantitative and qualitative goals:

●	50% on “protecting the institution,” which relates to regulatory safety and soundness and includes regulatory compliance and stabilizing asset quality,

●	30% on “shareholder value,” which relates to returning the Company to profitability, and
●	20% on “strategic initiatives,” which relates to revenue generating initiatives and expense management.

Each year, the Compensation Committee reviews the weightings and goals of the Incentive Plan to ensure alignment with the Company’s goals. For 2014, the Compensation Committee acknowledged that while the “protecting the institution” component was no less important in 2014 than in 2013, the Committee felt that it was important to increase the weighting of the “shareholder value” component to 30% from 20% last year and reduce “protecting the institution” to 50% from 60%. Protecting the institution is the primary goal under the Incentive Plan and significant progress must be made to achieving and maintaining regulatory safety and soundness as determined by the Compensation Committee in order to trigger any award under the Incentive Plan. Cash awards were made to named executive officers in 2015 for 2014 performance. See “Management Committee & Shared Services Incentive Compensation Plan,” below.

The Company strives to provide each named executive officer with a total compensation opportunity that the Compensation Committee deems to be market competitive with comparably-sized community banks, both nationally and regionally, assuming the Company’s performance metrics are at budgeted, targeted levels. The Company believes that this market positioning is appropriate to attract and retain top-caliber talent in a highly competitive labor market for executive staff.

The Company maintains programs to create short-term and longer-term incentive compensation opportunities for its named executive officers. In recognition of the need to retain key employees, the Company has a stock-based incentive plan, pursuant to which stock options and stock awards are made to named executive officers consistent with the Company’s long-term compensation goals. Stock awards were made to named executive officers in 2014 and in 2015 for 2014 performance. See “Long-Term Incentives,” below. Generally, such equity awards become earned and non-forfeitable over a five year period in order to serve as a retention tool in addition to a compensation incentive. Also, stock-based incentive was used as an executive management recruitment tool in 2014 to attract and retain qualified members of executive management to execute the Company’s restructuring plan.

Annually, the Company establishes specific financial and non-financial performance targets such as the Bank’s level of compliance with safety and soundness regulations, credit quality and adhering to other regulatory standards that are defined by the Compensation Committee and incorporated into the budgeting and planning process. The Company’s goal is to promote and administer a comprehensive pay-for-performance program consistent with such financial performance targets and the goals of the Bank.

The Company encourages its executive management to maintain investments in Company stock. Stock ownership guidelines require that the President and Chief Executive Officer owns a minimum of $600,000 market value of Company stock and each Executive Vice President owns a minimum of $250,000 market value of Company stock. Executive officers generally have 2 ½ years to comply with these guidelines. For purposes of the stock ownership guidelines, stock ownership includes shares received pursuant to restricted stock awards that have fully vested and retained after all applicable taxes have been paid and shares received upon the exercise of stock options that have fully vested and retained after all applicable taxes have been paid. If an executive fails to undertake efforts to comply with these guidelines or to adhere to these guidelines, future compensation decisions including future equity awards may be impacted.

The Company believes it is in the best interests of the Company for executive management and directors to maintain long-term equity ownership in the Company. Stock holding requirements provide that common stock of the Company issued pursuant to stock awards granted to directors and executive officers of the Company and the Bank be subject to a two-year restriction on sale or transfer after such restricted stock award becomes earned and non-forfeitable or the exercise of a stock option, other than permissible transfers.

Competitive Benchmarking. In evaluating competitive compensation levels for the named executive officers, the Company has historically utilized compensation data disclosed in the proxy statements of peer banks as well as information published in reputable third party compensation reports. The comparable peer bank companies are reviewed periodically and may change from time to time. These companies include community banks of similar size doing business nationally and those located in the New York, New Jersey, Pennsylvania, Delaware and Maryland region. For 2014, emphasis on the Company’s peer group in setting compensation was lessened and increased emphasis was placed on setting compensation at levels sufficient to retain and attract talent to a troubled company. The peer group was used primarily as a reference point in 2014. The current approved peer group companies are:

●Cape Bancorp ●Center Bancorp ●Community Bank System, Inc. ●Financial Institutions Inc. ●First Commonwealth Financial ●Hudson Valley Holding Corp. ●Lakeland Bancorp, Inc. ●Metro Bancorp, Inc.
●NBT Bancorp, Inc.
●National Penn Bancshares Inc.
●Peapack Gladstone Financial Corp.
●S&T Bancorp, Inc.
●Sandy Spring Bancorp, Inc.
●Sterling Bancorp-NY
●Tompkins Financial Corp.
●Univest Corp. of Pennsylvania

Other similarly situated banks which are not named peers, but may be used for general research and consistency validation, include: Beneficial Mutual Bancorp; FNB Corp/FL; Oceansfirst Financial Corp; Susquehanna Bancshares Inc.; and WSFS Financial Corp. Also, for general research and consistency validation, data from a larger mix of regional banks with assets between $3 billion and $5 billion is sometimes included as a point of reference as are recognized third party published surveys. During 2014, the Company subscribed to the following surveys: McLagan Partners Regional and Community Banks Survey, Towers Watson Financial Services, Mercer Financial Services Suite, New Jersey Business & Industry Association, Pearl Meyer National Banking Compensation Survey, American Banker Association Compensation & Benefits Survey, CompAnalyst by IBM/Kenexa and the Crowe Horwath-New Jersey Bankers.

There is no formulaic approach between the peer and market data reviewed by the Compensation Committee and the compensation decisions made by the Compensation Committee. For 2014, pay opportunities for specific individuals varied based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in retaining or recruiting a new executive with necessary skill levels and experience relevant to the Company’s situation. In some instances, such as for the Chief Executive Officer and the Chief Lending Officer, the amount and structure of compensation was a result of individual arm’s-length negotiations with such executive, reflecting the difficulty of attracting quality and proven managerial talent to a company in a turnaround situation.

Role of the Compensation Committee. The Compensation Committee’s primary responsibilities are to assist the Board of Directors in discharging its responsibilities relating to compensation of the Company’s executive management team and to ensure that the compensation plans of the Company align management and shareholder interests and do not promote unnecessary or excessive risk. The Compensation Committee evaluates and approves all equity compensation plans and employment and change in control agreements, and approves executive management employment offers. The Compensation Committee determines and approves policies and decisions relative to salary, annual cash incentives, long-term equity-based incentives and other compensation programs for the named executive officers and recommends for approval by the Board of Directors, the policies and decisions relative to salary, annual cash incentives, long-term equity-based incentives and other compensation programs for the Chief Executive Officer.

The Compensation Committee has authority to retain or obtain the services of compensation consultants or other advisors to provide compensation and benefit consulting services to the Committee. The independence of any such advisor is determined by the Compensation Committee prior to selecting or receiving advice from the advisor. The Compensation Committee did not retain any advisors in 2014. In 2015, the Compensation Committee engaged and received advice from Meridian Compensation Partners LLC with respect to the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan being put forth to shareholders for approval at this Annual Meeting. See “Proposal 2 – Approval of the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan,” below.

Prior to engaging Meridian Compensation Partners LLC, the Compensation Committee considered the independence of Meridian Compensation Partners LLC in light of NASDAQ listing standards related to the Compensation Committee. The Compensation Committee also requested and received a letter from Meridian Compensation Partners LLC addressing the firm’s independence, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any Company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Compensation Committee discussed these considerations and concluded that the work of Meridian Compensation Partners LLC did not raise any conflict of interest.

Role of Executives in Compensation Committee Deliberations. Certain members of the Company’s executive management and senior management teams attend Compensation Committee meetings at the Compensation Committee’s discretion to provide pertinent financial, tax, accounting and peer information and their perspective about executive compensation policies and programs. Members of management in attendance may provide their insights and suggestions, but only Compensation Committee members may vote on decisions regarding executive compensation. The Company’s President and Chief Executive Officer participates in deliberations of the Compensation Committee, but does not participate during, or attend, deliberations concerning his own compensation. No member of management was present during the portion of any Compensation Committee meeting at which the Compensation Committee made determinations regarding such named executive officer’s compensation.

Compensation Framework and Pay Components.

In order to develop and administer the Company’s executive compensation policies and programs, the Compensation Committee considers the following three aspects of the compensation program:

●	Pay components - each element of total compensation, including the rationale for each component and how each component relates to the total compensation structure;
●	Pay level - the factors used to determine the total compensation opportunity, or potential payment amount at different performance levels, for each pay component; and

●

Performance – the relationship of executive compensation to performance - how the Company determines appropriate performance measures and goals for incentive plan purposes, as well as how pay levels change as a function of performance.

The Company’s executive compensation program includes the components listed below:

●

Base Salary - a fixed base salary generally set at competitive levels that reflect each executive’s position, individual performance, experience, and expertise. Such base salary levels are reviewed annually by the Compensation Committee;

●

Management Committee & Shared Services Incentive Compensation Plan - a bonus pay program that varies based on Company performance against annual business objectives and individual and team performance against established goals. The Company communicates the associated performance metrics, goals, and bonus award opportunities to named executive officers as early in the fiscal year as is practical using the evaluation factors previously referenced. Final bonus determinations are made following the end of each fiscal year based upon a review of the stated performance metrics and bonus opportunities as well as the discretionary considerations of the Compensation Committee;

●

Long-Term Incentives - equity-based awards to attract and retain executive officers, with the compensation values driven by the long-term market performance of the Company’s stock price in order to align executive pay with long-term shareholder interests;

●	Other Compensation – benefits and perquisites consistent with industry practices in comparable banks and broad-based employee benefits such as medical, dental, disability, and life insurance coverage;
●

Employment Agreements – agreements that detail the terms of employment between the Company and the named executive officer during the period of employment and the rights and obligations of the Company and the named executive officer in the event of termination of employment following a change in control transaction or other involuntary termination of employment. The Company is currently a party to Employment Agreements with Messrs. O’Brien and Katsoulis; and

●

Management Severance Agreements - agreements that detail the rights and obligations of the employer and the named executive officer in the event of termination of employment following a change in control transaction or other involuntary termination of employment.

Base Salary

The Company pays its named executive officers salaries that are intended to be competitive and take into account the individual’s experience, performance, responsibilities, and past and potential contribution to the Company, with annual salary reviews determined in conjunction with an annual performance assessment. For newly hired members of executive management in 2014, base salaries were established in order to attract executives with proven success in executing restructuring plans similar to those commenced by the Company. The Compensation Committee intends that salary, together with annual cash incentive and long-term incentives at targeted Company performance levels will fall between the market median and upper quartile when compared to market competitors for similar executive talent.

The named executive officers did not receive any pay increases in 2014 and are not expected to receive an increase for 2015. Annual base salaries for named executive officers in 2014 were as follows:

Name	Annual Base Salary Rate ($)
Thomas M. O’Brien	700,000
Thomas R. Brugger	325,000
Alberino J. Celini	290,000
Michele B. Estep	250,000
Nicos Katsoulis	420,000
Bradley J. Fouss(1)	280,000

(1) Mr. Fouss’ employment with the Company terminated on July 18, 2014.

For his services as Interim President and Chief Executive Officer of the Company and the Bank from December 2, 2013 to July 2, 2014, Sidney R. Brown received monthly awards of restricted stock units at an annual rate of $325,000, representing the difference between his annual retainer as Chairman of the Boards of Directors of the Company and the Bank and the annual base salary previously paid to the former President and Chief Executive Officer of the Company and the Bank. See “Long-Term Incentives,” below.

Management Committee & Shared Services Incentive Compensation Plan

The Company uses annual discretionary cash incentives to focus management’s attention on current strategic priorities and to drive achievement of short-term corporate objectives. This program, referred to as the Incentive Plan, may provide annual cash incentive compensation for the named executive officers and other Company employees, based on performance.

For 2014, the Compensation Committee established performance goals for the named executive officers under the Incentive Plan. The performance goals for 2014 included weighted quantitative and qualitative goals: 50% on “protecting the institution,” which relates to regulatory safety and soundness and includes regulatory compliance and stabilizing asset quality, 30% on “shareholder value,” based on net income, and 20% on “strategic initiatives,” which relates to revenue generating initiatives and expense management. Although a projected bonus pool is established annually based on these factors, “protecting the institution” is the primary goal under the Incentive Plan and progress must be made in all measures related to achieving and maintaining regulatory safety and soundness in order for the plan to be funded. Awards actually paid from the bonus pool are not formulaic and are determined and paid within the discretion of the Compensation Committee so the Compensation Committee can consider broader factors that may influence the Company’s performance. In 2014, execution of the Company’s restructuring plan was considered in determining payments from the bonus pool. The President and Chief Executive Officer makes recommendations to the Compensation Committee regarding such awards to the named executive officers (other than the CEO) and other members of executive management based on performance.

For the 2014 fiscal year, the Incentive Plan pool was only partially funded for the 50% component “protecting the institution,” primarily as a result of the fact that the OCC Agreement remained in place. Recognition was given to the improvement in asset quality as a result of the reduction in the Bank’s level of problem loans. The “shareholder value” component (30%) was not funded at all as the Company did not attain positive net income for the year. The “strategic initiatives” component (20%) was fully funded for 2014 as the Company made significant progress in reducing operating expenses and executing its restructuring plan to exit unprofitable lines of business, consolidate branches, reduce staffing levels and improve asset quality.

The Compensation Committee felt it appropriate to reward certain named executive officers for their positive contributions and momentum toward implementing the Company’s restructuring plan in 2014. In April 2015, for the 2014 performance year, Mr. Brugger received a cash bonus of $80,000, Mr. Celini received $60,000, and Ms. Estep received $60,000. These payments recognize the significant progress made by these executives toward resolving the underlying issues of the OCC Agreement and the Bank’s marked improvement in its asset quality performance metrics during 2014, while acknowledging that the Company remained unprofitable in 2014 and expense levels remained elevated. Awards were discretionary based on the named executive officer’s individual performance. The Compensation Committee considered awarding incentive compensation to Sidney Brown in recognition of his exemplary service and contribution to the Company during his tenure as Interim President and Chief Executive Officer during part of 2014, but concluded that it was unable to do so under the OCC Agreement. Messrs. O’Brien and Katsoulis are not entitled to participate in the Incentive Plan; their annual cash incentive payments and opportunities are governed by their individual employment agreements. See “Employment Agreements,” below.

Long-Term Incentives

The Company believes that equity ownership by the named executive officers and directors aligns executive and director interests with those of its shareholders. The Company has used stock options and full-value shares of Company stock as the primary vehicle for long-term incentive compensation for management and directors. During 2014, the Company also used equity awards to retain and recruit qualified and motivated executive management to execute the restructuring plan. In order to continue to have a sufficient pool of shares available for such awards, shareholders are being requested at this Annual Meeting to approve a new equity plan. See “Proposal 2 – Approval of the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan,” below for a discussion of the new plan.

In accordance with Mr. O’Brien’s Employment Agreement, the Company agreed to award Mr. O’Brien restricted shares equal to 1.5 shares for every share Mr. O’Brien purchased up to $1 million. The matching shares vest at a rate of one-third after 24 months, one-third after 36 months and one-third after 48 months from the date of grant. On April 2, 2014 Mr. O’Brien completed the purchase of 60,241 shares of Company common stock with an aggregate purchase price of $1 million. The Company awarded 90,362 matching shares of restricted stock to Mr. O’Brien. On the date of his hire, as an inducement to Mr. O’Brien’s acceptance of employment, Mr. O’Brien was granted a stock option to purchase 100,000 shares of common stock with an exercise price of $20.45 per share, which, subject to certain exceptions, fully vests two years from the date of hire. In addition, for 2014, under Mr. O’Brien’s Employment Agreement, Mr. O’Brien was guaranteed an equity award with a grant date value equal to 75% of his annual base salary, pro-rated based upon the number of months employed by the Company during 2014. Accordingly, Mr. O’Brien was granted options to purchase 63,604 shares of the Company’s common stock with an exercise price of $19.31 per share, which vest 25% on March 26, 2017 and 25% every year thereafter. See “Employment Agreements,” below.

In accordance with Mr. Katsoulis’ Employment Agreement, the Company agreed to award Mr. Katsoulis restricted shares equal to 1.5 shares for every share he purchased up to $600,000. The matching shares vest at a rate of 25% after 24 months, 25% after 36 months and 50% after 48 months. Mr. Katsoulis has not yet purchased any such shares. See “Employment Agreements,” below.

In March 2014, Thomas Brugger was granted a restricted stock award of 2,977 shares of common stock for 2013 performance. The shares vest 20% annually commencing in March 2014. In accordance with Mr. Brugger’s offer of employment in 2012, he was granted a restricted stock award of 4,000 shares of common stock in February 2014 after the Company received the requisite regulatory approval for the grant. The shares vest 25% in November 2014 and 25% every year thereafter. In March 2015, for 2014 performance, Mr. Brugger was granted options to purchase 8,077 shares of the Company’s common stock with an exercise price of $19.31 per share, which vest 25% on March 26, 2017 and 25% every year thereafter.

In March 2014, Al Celini was granted a restricted stock award of 2,084 shares of common stock for 2013 performance. The shares vest 20% annually commencing in March 2014. In accordance with Mr. Celini’s offer of employment in 2012, he was granted a restricted stock award of 3,000 shares of common stock in August 2014 after the Company received the requisite regulatory approval for the grant. The shares vest 100% in December 2016. In March 2015, for 2014 performance, Mr. Celini was granted options to purchase 8,077 shares of the Company’s common stock with an exercise price of $19.31 per share, which vest 25% on March 26, 2017 and 25% every year thereafter.

In March 2014, Michele Estep was granted a restricted stock award of 2,084 shares of common stock for 2013 performance. The shares vest 20% annually commencing in March 2014. In March 2015, for 2014 performance, Ms. Estep was granted options to purchase 8,077 shares of the Company’s common stock with an exercise price of $19.31 per share, which vest 25% on March 26, 2017 and 25% every year thereafter.

Sidney R. Brown served as Interim President and Chief Executive Officer of the Company and the Bank from December 2, 2013 to July 2, 2014. For this service, Mr. Brown was awarded monthly awards of restricted stock units with a grant date fair value of approximately $27,083 each ($325,000 per annum), which represents the difference between his annual retainer as Chairman of the Boards of Directors of the Company and the Bank and the annual base salary previously paid to the former President and Chief Executive Officer of the Company and the Bank, prorated for Mr. Brown’s period of service. In 2014, these monthly awards totaled 9,093 shares. One-half of the restricted stock units vested on December 31, 2014 and the remaining half will vest on December 31, 2015.

The Company believes it is in the best interests of the Company for executive management and directors to maintain long-term equity ownership in the Company. Executive Officers and directors must hold stock issued pursuant to stock awards for two years post-vesting or exercise. Stock retention guidelines require that common stock of the Company issued pursuant to stock awards granted to executive officers and directors of the Company and the Bank be subject to a two-year restriction on sale or transfer after such restricted stock award becomes earned and non-forfeitable or the exercise of a stock option, other than permissible transfers.

Other Compensation

The named executive officers participate in the Company’s broad-based employee benefit plans, such as medical, dental and supplemental disability insurance programs and the 401(k) plan with a Company matching contribution. Mr. Celini and Ms. Estep were provided with use of a company owned vehicle through June 30, 2014. Mr. Brugger voluntarily surrendered his company owned vehicle to the Company in 2013. The Company no longer provides a company owned vehicle or a vehicle allowance to any of its employees. The Company maintains an executive long-term supplemental disability pay policy for its senior management providing compensation to such individuals in the event of disability for a period of up to one year following a determination of such long-term disability. Such policy will pay the affected senior officer an amount equal to such individual’s monthly salary less the amount of such disability benefits paid by the State and/or received from the basic long-term disability plan for a period of up to one year. Each named executive officer was eligible to participate in the Company’s employee term life insurance program during the 2014 fiscal year (with such death benefit equal to two times current annual base salary, up to a maximum death benefit of $400,000).

According to his Employment Agreement, Mr. O’Brien was entitled to reimbursement of his temporary housing and relocation expenses. Mr. O’Brien voluntarily waived reimbursement of these amounts, which amounted to approximately $35,000.

Employment Agreements

Thomas M. O’Brien. On July 2, 2014, after receiving regulatory non-objections from the Federal Reserve Board and the Office of the Comptroller of the Currency, Thomas M. O’Brien was hired as President and Chief Executive Officer of the Company and the Bank. In addition, Mr. O’Brien was appointed a director of the Boards of Directors of the Company and the Bank. Mr. O’Brien was previously providing consulting services to the Boards of Directors pending receipt of the regulatory non-objections for a bi-weekly retainer of $26,963 commencing April 1, 2014 and ending with his hire. Upon his hire, the Company entered into an Employment Agreement with Mr. O’Brien providing for an initial base salary of $700,000 per annum. On the date of his hire, as an inducement to Mr. O’Brien’s acceptance of employment, Mr. O’Brien was granted a stock option to purchase 100,000 shares of common stock with an exercise price of $20.45 per share, which subject to certain exceptions, fully vests two years from the date of hire (the “Initial Option Grant”). In addition, as an inducement to Mr. O’Brien’s acceptance of employment, for 2014, Mr. O’Brien was guaranteed (i) a cash incentive of 75% of his base salary, pro-rated based upon the number of months he was employed for the year and (ii) an equity award with a grant date value equal to 75% of his annual base salary, pro-rated based upon the number of months employed by the Company during 2014. Accordingly, Mr. O’Brien was paid a cash incentive of $262,500 for 2014 and received an equity award with a grant date value of $393,750. Also, the Compensation Committee had agreed to consider a cash incentive award to Mr. O’Brien for the three month period of his consultancy to the Board of Directors, or $131,250. Mr. O’Brien requested that the Committee not consider any additional cash incentive compensation to him beyond the $262,500, to which the Committee agreed.

Commencing in 2015, Mr. O’Brien will be eligible to receive an annual cash incentive award, subject to the Company’s determination that applicable performance goals have been attained, with a target award opportunity of not less than 75% of his annual base salary then in effect when the applicable performance goals are established (the “O’Brien Annual Cash Bonus Award”). Any applicable performance goals are to be mutually developed and agreed upon by Mr. O’Brien and the Compensation Committee within the first 90 days of the fiscal year. In addition, commencing in 2015, Mr. O’Brien will be granted an annual equity award (in the form of restricted stock or stock options), subject to the Company’s determination that applicable performance goals have been attained, with a grant date value of not less than 75% of Mr. O’Brien’s annual base salary as in effect at the time that such performance goals are established (the “O’Brien Annual Equity Award”). Any applicable performance goals are to be mutually agreed to by the Company and Mr. O’Brien. The awards will vest, at a rate of one-third after 24 months, one-third after 36 months and one-third after 48 months from the date of grant, subject to Mr. O’Brien’s continued employment with the Company.

In addition, in accordance with Mr. O’Brien’s Employment Agreement, the Company agreed to award Mr. O’Brien restricted shares equal to 1.5 shares for every share of common stock (the “Matching Shares”) that Mr. O’Brien purchases up to $1 million. Mr. O’Brien’s Matching Shares vest at a rate of one-third after 24 months, one-third after 36 months and one-third after 48 months from Mr. O’Brien’s date of hire. On April 2, 2014 Mr. O’Brien completed the purchase of 60,241 shares of Company common stock with an aggregate purchase price of $1 million. The Company awarded 90,362 Matching Shares of restricted stock to Mr. O’Brien.

Mr. O’Brien is entitled to participate in any employee benefits, fringe benefits, perquisites and expense reimbursements that the Company or the Bank offers to full-time employees and executive management. However, the Company and Mr. O’Brien have agreed that (i) the O’Brien Annual Cash Bonus Award is a substitute for his participation in the annual cash bonus under the Incentive Plan, (ii) the Annual Equity Award is a substitute for his participation in the annual equity awards under the Incentive Plan and (iii) the Matching Stock is a substitute for his participation in the 2014 Performance Equity Plan. Mr. O’Brien was entitled to receive, but waived, a temporary housing allowance and relocation assistance, which amounted to approximately $35,000. Mr. O’Brien’s Employment Agreement provides him with certain benefits upon termination. See “Management Severance and Change in Control Agreements,” below.

Nicos Katsoulis. On November 20, 2014, after receiving regulatory non-objections from the Federal Reserve Board and the Office of the Comptroller of the Currency, Nicos Katsoulis was hired as Executive President and Chief Lending Officer of the Company and the Bank. Mr. Katsoulis was previously providing consulting services to the Bank pending receipt of the regulatory non-objections. He was paid $144,307 for his consulting services in 2014. Upon his hire as an employee, the Company entered into an Employment Agreement with Mr. Katsoulis providing for an initial base salary of $420,000 per annum.

In addition, as an inducement to Mr. Katsoulis’ acceptance of employment, for 2014, Mr. Katsoulis was guaranteed (i) a cash incentive of $125,000, and (ii) an equity award with a grant date value equal to 50% of his annual base salary, pro-rated based upon the number of months employed by the Company during 2014. Mr. Katsoulis was paid a cash incentive of $125,000 for 2014.

Commencing in 2015, Mr. Katsoulis will be eligible to receive an annual cash incentive award, subject to the Company’s determination that applicable performance goals have been attained, with a target award opportunity of not less than 50% of his annual base salary then in effect when the applicable performance goals are established (the “Katsoulis Annual Cash Bonus Award”). Any applicable performance goals are to be mutually developed and agreed upon by Mr. Katsoulis and the Compensation Committee within the first 90 days of the fiscal year. In addition, commencing in 2015, Mr. Katsoulis will be granted an annual equity award (in the form of restricted stock or stock options), subject to the Company’s determination that applicable performance goals have been attained, with a grant date value of not less than 50% of Mr. Katsoulis’ annual base salary as in effect at the time that such performance goals are established (the “Katsoulis Annual Equity Award”). Any applicable performance goals are to be mutually agreed to by the Company and Mr. Katsoulis. The awards will vest, at a rate of 25% beginning two years from the date of grant and 25% each year thereafter, subject to Mr. Katsoulis’ continued employment with the Company.

Also, in accordance with Mr. Katsoulis’ Employment Agreement, the Company agreed to award Mr. Katsoulis restricted shares equal to 1.5 shares for every share of common stock (the “Katsoulis Matching Shares”) that Mr. Katsoulis purchases up to $600,000. When awarded, the Katsoulis Matching Shares will vest at a rate of 25% after 24 months, 25% after 36 months and 50% after 48 months from the date of Mr. Katsoulis’ hire. Mr. Katsoulis has not yet purchased any such shares.

Mr. Katsoulis is entitled to participate in any employee benefits, fringe benefits, perquisites and expense reimbursements that the Company or the Bank offers to full-time employees and executive management. However, the Company and Mr. Katsoulis have agreed that (i) the Katsoulis Annual Cash Bonus Award is a substitute for his participation in the annual cash bonus under the Incentive Plan, (ii) the Katsoulis Annual Equity Award is a substitute for his participation in the annual equity awards under the Incentive Plan and (iii) the Katsoulis Matching Stock is a substitute for his participation in the 2014 Performance Equity Plan. Mr. Katsoulis’ Employment Agreement provides him with certain benefits upon termination. See “Management Severance and Change in Control Agreements,” below.

Other than the agreements with Messrs. O’Brien and Katsoulis, there are no other employment agreements between the Company and the named executive officers

Management Severance and Change in Control Agreements

Thomas M. O’Brien. The Company and Mr. O’Brien are parties to an Employment Agreement providing for an at-will employment relationship. See “Employment Agreements,” above. The Employment Agreement provides that upon Mr. O’Brien’s termination of employment due to his death or Disability (as defined in the Employment Agreement), (a) the O’Brien Annual Equity Awards that would otherwise vest within 18 months of such termination without regard to such death or Disability shall nevertheless vest, (b) any unvested portion of the Initial Option Grant shall immediately vest in full, and (c) his Matching Shares that would otherwise vest within 18 months of such termination without regard to such death or Disability shall nevertheless vest. In the event of Mr. O’Brien’s death during his term of employment, the Company shall make payment to his estate in the amount of his base salary through the end of the month in which the death occurred, and such other vested benefits as described in the preceding sentence and in any other agreement or plan to which Mr. O’Brien is a party. In the event of Mr. O’Brien’s Disability, he will be entitled to payment from the Company in the amount of all earned but unpaid salary as of the date of termination of employment and such other vested benefits as described above and in any other agreement or plan to which Mr. O’Brien is a party.

Upon termination of Mr. O’Brien’s employment other than termination for Cause (as defined in the Employment Agreement), (a) options to purchase Company stock that were granted as an O’Brien Annual Equity Award that are, or then become, exercisable shall remain exercisable for one year following such termination, and (b) if the Initial Option Grant is exercisable at the time of such termination of employment, it shall remain exercisable for one year following such termination, provided that, in each case, Mr. O’Brien remains in compliance with the non-competition and non-solicitation provisions of the Employment Agreement.

Upon termination of Mr. O’Brien’s employment for Good Reason (as defined in the Employment Agreement), Mr. O’Brien will be entitled to payment from the Company in the amount of all earned but unpaid salary as of the date of termination of employment and such other vested benefits as described in above and in any other agreement or plan to which Mr. O’Brien is a party.

The Company is the owner and beneficiary of a $3 million term life insurance policy covering Mr. O’Brien. The annual premium is $12,500. In the event of Mr. O’Brien’s death, the proceeds of the policy are anticipated to cover the costs related to the contractual death benefits payable under Mr. O’Brien’s Employment Agreement and also to cover the executive search costs in conjunction with finding a successor Chief Executive Officer.

Nicos Katsoulis. The Company and Mr. Katsoulis are parties to an Employment Agreement providing for an at-will employment relationship. See “Employment Agreements,” above. The Employment Agreement provides that upon Mr. Katsoulis’ termination of employment due to his death or Disability (as defined in the Employment Agreement), (a) no less than 50% of his Katsoulis Annual Equity Awards shall be deemed vested, earned and non-forfeitable and, if more than 50% of the full vesting period has elapsed, then 100% of such award shall be deemed vested, earned and non-forfeitable, and (b) his Matching Shares that would otherwise vest within 18 months of such termination without regard to such death or disability shall nevertheless vest. In the event of Mr. Katsoulis’ death during his term of employment, the Company shall make payment to his estate in the amount of his base salary through the end of the month in which the death occurred, and such other vested benefits as described in the preceding sentence and in any other agreement or plan to which Mr. Katsoulis is a party. In the event of Mr. Katsoulis’ Disability, he will be entitled to payment from the Company in the amount of all earned but unpaid salary as of the date of termination of employment and such other vested benefits as described in above and in any other agreement or plan to which Mr. Katsoulis is a party.

Upon termination of Mr. Katsoulis’ employment other than termination for Cause (as defined in the Employment Agreement), (a) options to purchase Company stock that were granted as a Katsoulis Annual Equity Award that are, or then become, exercisable shall remain exercisable for 90 days following such termination, provided that Mr. Katsoulis remains in compliance with the non-competition and non-solicitation provisions of the Employment Agreement.

Upon termination of Mr. Katsoulis’ employment for Good Reason (as defined in the Employment Agreement), Mr. Katsoulis will be entitled to payment from the Company in the amount of all earned but unpaid salary as of the date of termination of employment and such other vested benefits as described above and in any other agreement or plan to which Mr. Katsoulis is a party.

The Company and Mr. Katsoulis intend to modify the Employment Agreement following regulatory approval to do so, which will provide for a severance payment in the event of his involuntary termination of employment following a change in control and other changes in employment status.

As of December 31, 2014, the Bank had in place Severance Agreements and Management Change in Control Severance Agreements (each a “Management Severance Agreement,” collectively, the “Management Severance Agreements”) with certain of the named executive officers. These arrangements are intended to provide the named executive officers with severance benefits in the event of a termination of employment following a change in control transaction. All change in control severance arrangements are subject to regulatory approval.

Thomas R. Brugger. Mr. Brugger is a party to a Management Severance Agreement with the Bank which provides for a payment equal to one times the amount of his annual base salary then in effect in the event of the voluntary termination of his employment following certain events in connection with a change in control of the Bank (as defined in the Management Severance Agreement) or involuntary termination of his employment upon or within eighteen months following a change in control of the Bank, absent termination for just cause (as defined in the Management Severance Agreement). Mr. Brugger’s agreement also provides for a severance payment upon involuntary termination, other than in conjunction with a change in control or for just cause, equal to 18 weeks of base pay during the first two years of employment, 32 weeks of base pay after two years of employment, and one year of base pay after completion of five years of employment. Based on his length of service, Mr. Brugger would be eligible for severance, other than in conjunction with a change in control or for just cause, of 32 weeks of current base salary.

Alberino J. Celini. Mr. Celini is a party to a Management Severance Agreement with the Bank which provides for a payment equal to one times the amount of his annual base salary then in effect in the event of the voluntary termination of his employment following certain events in connection with a change in control of the Bank (as defined in the Management Severance Agreement) or involuntary termination of his employment upon or within eighteen months following a change in control of the Bank, absent termination for just cause (as defined in the Management Severance Agreement). Mr. Celini’s agreement also provides for a severance payment upon involuntary termination, other than in conjunction with a change in control or for just cause, equal to 18 weeks of base pay during the first two years of employment, 32 weeks of base pay after two years of employment, and one year of base pay after completion of five years of employment. Based on his length of service, Mr. Celini would be eligible for severance, other than in conjunction with a change in control or for just cause, of 32 weeks of current base salary.

Michele B. Estep. Ms. Estep is a party to a Management Severance Agreement with the Bank which provides for severance in the amount of 1.5 times the taxable compensation reported on Ms. Estep’s Form W-2 for the most recently completed calendar year in the event of the voluntary termination of her employment following certain events in connection with a change in control of the Bank (as defined in the Management Severance Agreement) or involuntary termination of her employment upon or within eighteen months following a change in control of the Bank, absent termination for just cause (as defined in the Management Severance Agreement). Ms. Estep’s agreement provides for a severance payment upon involuntary termination unrelated to a change in control transaction equal to 50% of her highest annualized base salary in effect during the twelve month period prior to such date of termination and an additional amount equal to 7.69% of such highest annualized base salary for each completed year of employment with the Bank after completion of two years of employment. Ms. Estep would be eligible for severance independent of a change in control under the Bank’s existing severance policy equal to 52 weeks of current base salary with benefit continuation during the severance period.

All of the named executive officers may continue medical and dental coverage for a period of up to eighteen months following termination of employment at the executive’s expense in accordance with COBRA. The potential severance benefits to each named executive officer are all conditioned upon the executive complying with certain post-termination limitations on his or her business activities in competition with the Company following such termination of employment and receipt of prior regulatory approval.

In accordance with the OCC Agreement, the Bank is required to obtain the prior approval of the OCC before entering into any employment agreement or other agreement or plan providing for the payment of a “golden parachute payment” or the making of any “golden parachute payment.”

Other Compensation and Related Governance Items

Equity Grant Guidelines. The Compensation Committee does not have a specific policy or practice related to the timing of equity awards other than it reviews the opportunity to make such awards from time to time during the year based upon a variety of factors, including recruitment, retention and promotion opportunities that might arise during the year and achievement of the annual performance goals and operating results of the Company throughout the year. Stock options that are awarded have an exercise price equal to no less than the fair market value of such Company stock on the date of such award grant, and option awards are not subject to re-pricing.

Stock Ownership Guidelines. The Company encourages its executive management to maintain investments in Company stock. Stock ownership guidelines require that the President and Chief Executive Officer owns a minimum of $600,000 market value of Company stock and each Executive Vice President owns a minimum of $250,000 market value of Company stock. Executive officers generally have 2 ½ years to comply with these guidelines. For purposes of the stock ownership guidelines, stock ownership includes shares received pursuant to restricted stock awards that have fully vested and retained after all applicable taxes have been paid and shares received upon the exercise of stock options that have fully vested and retained after all applicable taxes have been paid. If an executive fails to undertake efforts to comply with these guidelines or to adhere to these guidelines, future compensation decisions including future equity awards may be impacted.

Recoupment Policy. The Incentive Plan includes a provision for the clawback of any payment made to a recipient under that plan that is later determined to have been made based on materially inaccurate financial statements or restated financials. The equity award agreements for named executive officers include provisions for the forfeiture of previously awarded bonus and incentive compensation (upon demand by the Compensation Committee) in the event that such payments were based on either (i)

materially inaccurate financial statements or any other materially inaccurate performance metric criteria or (ii) financial statements or performance metrics that are subsequently restated or revised. The proposed Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan includes a policy that in the event awards or amounts paid in respect thereof were granted or paid based on financial statements or performance metrics that are subsequently restated or revised, as determined by the Compensation Committee in its discretion, such awards or amounts shall be subject to recovery by the Company. See “Proposal 2 – Approval of the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan.”

Stock Holding Requirements. Executive officers and directors of the Company must hold common stock of the Company issued pursuant to stock awards for two years post-vesting or exercise. These stock holding requirements provide that the common stock of the Company issued pursuant to stock awards granted to executive officers and directors of the Company and the Bank be subject to a two-year restriction on sale or transfer after such stock award becomes earned and non-forfeitable or after the exercise of a stock options, other than permissible transfers.

Tax and Accounting Considerations. The Company takes into account the tax and accounting implications in the design of its compensation programs. For example, in the selection of long-term incentive instruments, the Compensation Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., FASB Accounting Standards Codification TM (“ASC”) 718), the Company must expense the grant-date fair value of share-based grants such as stock option awards, restricted stock, performance shares, and stock appreciation rights settled in stock. The grant-date value is amortized and expensed over the service period or vesting period of the grant. In selecting appropriate incentive devices, the Compensation Committee reviews appropriate expense analyses and considers the related tax and accounting issues.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation’s chief executive officer and certain other highly compensated executive officers only if the compensation qualifies as being performance-based under Section 162(m). The Company endeavors to structure its compensation polices to qualify as performance-based under Section 162(m) whenever it is reasonably possible to do so while meeting the Company’s compensation objectives. Nonetheless, from time to time certain non-deductible compensation may be paid and the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards that have already been granted may be non-deductible as a result of Section 162(m).

Upon a change in control of the Company, some portion of the severance payments may exceed the deductible limitations under Section 280G of the Internal Revenue Code. Although the Compensation Committee does not anticipate that any such non-deductible payments, if applicable, will constitute a material portion of the total shareholder consideration that might be paid in connection with such a change in control transaction, it believes that it is necessary for the Company to have flexibility in designing its compensation programs to meet necessary business objectives and pay strategies.

COMPENSATION COMMITTEE REPORT

Pursuant to SEC regulations, this Compensation Committee Report shall not be deemed incorporated by reference by general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee: Eli Kramer, Committee Chairman, Anthony R. Coscia, William J. Marino and Philip A. Norcross.

COMPENSATION RISK ASSESSMENT

During the 2014 fiscal year, executive management conducted an updated compensation risk assessment which was presented to and reviewed by the Compensation Committee. This compensation risk assessment concluded the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last three completed fiscal years by our named executive officers in all capacities with the Company and the Bank.

	Year	Salary ($)	Bonus(1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	All Other Compensation (4) ($)	Total
Thomas M. O’Brien (5)	2014	353,904	262,500	1,847,903	932,019	198,157	3,594,483
President and
Chief Executive Officer

Sidney R. Brown(9)	2014	95,635	-	291,912	-	-	387,547
Chairman, Interim	2013	2	-	232,872	-	-	232,874
President and CEO	2012	178,200	-	-	-	-	178,200

Thomas R. Brugger (6)	2014	325,000	80,000	115,614	-	4,470	525,084
Executive Vice President	2013	325,000	165,000	20,000	-	9,465	519,465
and Chief Financial	2012	36,250	50,000	-	31,710	1,198	119,158
Officer

Alberino J. Celini (7)	2014	290,000	60,000	94,711	-	16,963	461,674
Executive Vice President	2013	290,000	110,000	20,000	-	7,764	427,764
and Chief Risk Officer	2012	11,123	-	-	26,517	-	37,640

Michele B. Estep	2014	250,000	60,000	35,011	-	18,876	363,887
Executive Vice President	2013	250,000	40,000	50,000	-	13,729	353,729
and Chief Administrative	2012	250,000	-	277,737	14,513	13,564	555,814
Officer

Nicos Katsoulis (8)	2014	48,461	125,000	-	-	144,307	317,768
Executive Vice President
and Chief Lending Officer

Bradley J. Fouss (10)	2014	172,308	-	37,010	-	315,265	524,583
Executive Vice President	2013	280,000	40,000	60,000	-	5,833	385,833
and Director of Wholesale	2012	280,000	-	337,237	14,513	6,064	637,814
Banking

(1)	The following discretionary cash bonuses were earned by the Named Executive Officers in 2014 and paid in 2015: Mr. O’Brien - $262,500 Mr. Brugger - $80,000 ; Ms. Estep - $60,000 ; Mr. Celini - $60,000 ; and Mr. Katsoulis - $125,000;. Bonuses earned in 2013 and paid in 2014 were Mr. Brugger - $65,000; Ms. Estep - $40,000; Mr. Fouss - $40,000; and Mr. Celini - $35,000. No discretionary cash bonuses were earned by the Named Executive Officers in 2012. As part of his offer agreement, Mr. Brugger received a $50,000 signing bonus in 2012. The following discretionary cash bonuses were earned by the Named Executive Officers in 2011 and paid in 2012: Ms. Estep - $40,000; and Mr. Fouss - $40,000. In 2013, Mr. Brugger and Mr. Celini received deferred sign-on bonus payments in accordance with their offer agreements of $100,000 and $75,000, respectively.
(2)	The amount represents the aggregate fair value of the restricted stock units on the date of grant calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation (“FASB ASC 718”). See Note 2 of our Notes to Consolidated Financial Statements included in Exhibit 13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for the assumptions used in calculating the grant date fair value.
(3)	The amount shown represents the aggregate fair value of the options on the date of grant, calculated in accordance with FASB ASC 718. See Note 2 of our Notes to Consolidated Financial Statements included in Exhibit 13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for the assumptions used in calculating the grant date fair value. On November 15, 2012, Mr. Brugger was awarded stock options under the 2010 Performance Equity Plan. As of December 31, 2013, these options were forfeited as the performance conditions of this grant were not met.
(4)	The components of other compensation in 2014 for Mr. O’Brien includes $198,157 in non-employee compensation earnings for consultant fees received prior to non-objection to hire. The components of all other compensation in 2014 for Mr. Brugger, a cell phone allowance of $720 and employer contributions under the 401(k) plan of $3,750. The components of all other compensation in 2014 for Ms. Estep are personal use auto expenses of $10,736, employer contributions under the 401(k) plan of $7,500 and a cell phone allowance of $640. In 2014, the components of all other compensation for Mr. Celini are personal use auto expenses of $13,283 and employer contributions under the 401(k) plan of $3,680. The components of all other compensation in 2014 for Mr. Katsoulis include $144,307 in non-employee compensation earnings for consultant fees prior to non-objection to hire. The components of all other compensation in 2014 for Mr. Fouss include severance of $298,433, personal use auto expenses of $12,858, employer contributions under the 401(k) plan of $3,554 and a cell phone allowance of $420.
(5)	Mr. O’Brien was hired as President & Chief Executive Officer on July 2, 2014; his 2014 annual base salary of $700,000 is pro-rated base on his hire date.
(6)	Mr. Brugger was hired as Executive Vice President and Chief Financial Officer effective November 9, 2012. His 2012 annual base salary of $325,000 is pro-rated based on his hire date.
(7)	Mr. Celini was hired as Executive Vice President and Chief Risk Officer effective December 18, 2012. His 2012 annual base salary of $290,000 is pro-rated based on his hire date.
(8)	Mr. Katsoulis was hired as Executive Vice President and Chief Lending Officer effective November 10, 2014; his 2014 annual base salary of $420,000 is pro-rated based on his hire date.
(9)	Mr. Brown is Chairman of the Board of Directors. He served as Interim President and Chief Executive Officer from December 2, 2013 to July 2, 2014. This table includes all compensation paid to Mr. Brown for all forms of service as applicable from year to year. In 2014, Mr. Brown received $225,000 as Chairman of the Board, which was paid $95,635 in cash and $129,365 in stock. In 2014, as compensation for his service as Interim President and Chief Executive Officer, he was paid $162,547 in restricted stock. In 2013, Mr. Brown received $205,791 as Chairman of the Board, which was paid $2 in cash and $205,789 in stock, and $27,083 in restricted stock as compensation as Interim President and Chief Executive Officer. The amounts under Stock Awards represent the grant date fair value of the awards. See “Grant of Plan Based Awards,” table below.
(10)	Mr. Fouss’ employment terminated on July 18, 2014; his 2014 base salary is pro-rated through his termination date. Mr. Fouss would have been included as a named officer if not for his termination. Mr. Fouss’ stock awards were forfeited upon termination.

Stock Option Plans. The Company’s stock option plans include the 2004 Stock-Based Incentive Plan, the 2010 Stock-Based Incentive Plan and the 2014 Performance Equity Plan. Each of these plans has been approved by the Company’s shareholders.

Options granted may be either incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to Section 422 of the Internal Revenue Code and that do not normally result in tax deductions to the Company) or non-incentive stock options. The option price may not be less than 100% of the fair market value of the shares on the date of the grant. Option shares may be paid for in cash, shares of the common stock, or a combination of both. Options are generally exercisable for a period of ten years from the date of grant.

Grant of Plan Based Awards. The following table sets forth information concerning the stock options and stock awards granted to the named officers during 2014.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Restricted Stock		All Other Option Awards: Number of Securities Underlying Options		Exercise Price	Grant Date Fair Value(1)
Thomas M. O’Brien	07/02/14	-	-	90,362	(3)	-		-	$1,847,903
	07/02/14					100,000	(4)	$20.45	$932,019
Sidney R. Brown	01/31/14	-	-	1,709	(2)	-		-	$27,088
	02/28/14			1,557	(2)				$27,092
	03/31/14			1,613	(2)				$27,098
	04/30/14			1,426	(2)				$27,094
	05/30/14			1,437	(2)				$27,087
	06/30/14			1,351	(2)				$27,088
	06/30/14			3,227					$64,693
	12/31/14			3,334					$64,672
Thomas R. Brugger	02/20/14	-	-	4,000	(5)	-		-	$65,600
	03/03/14			2,977	(6)				$50,014
Alberino J. Celini	03/03/14	-	-	2,084	(6)	-		-	$35,011
	06/26/14			3,000	(8)				$59,700
Michele B. Estep	03/03/14	-	-	2,084	(6)	-		-	$35,011
Bradley J. Fouss	03/03/14			2,203	(6)(7)				$37,010

(1)	The grant date fair value is calculated in accordance with FASB ASC 718. See Note 2 to the Company’s 2014 Audited Financial Statements included in Exhibit 13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for additional discussion on valuation methodology. Excludes for equity awards subject to performance conditions, the grant date fair value based upon the probable outcome of such awards determined at the date of award.
(2)	These restricted stock units vest at the rate of 50% on December 31, 2014 and 50% on December 31, 2015.
(3)	These restricted stock units vest at a rate of one-third on the second anniversary of the date of grant and one-third annually thereafter.
(4)	These stock options vest at a rate of 100% on the second anniversary of the date of grant.
(5)	These restricted stock units vest 25% as of November 15, 2014 and 25% annually thereafter.
(6)	These restricted stock units vest at a rate of 20% on the first anniversary of the date of grant and 20% annually thereafter.
(7)	These restricted stock units were forfeited upon Mr. Fouss’ termination on July 18, 2014.
(8)	These restricted stock units vest at a rate of 100% on December 20, 2016.

Outstanding Equity Awards at Fiscal Year-End. The following table sets forth information concerning the stock options and restricted stock units held by the named officers as of December 31, 2014.

	Number of Securities Underlying Unexercised Options			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Unvested Restricted Stock Units		Market Value Unvested Stock Awards ($)(11)
Name	Exercisable	Unexercisable
Thomas M. O’Brien(9)	-	-		-	-	-	90,362	(2)	1,753,023
	-	100,000	(3)		$ 20.45	07/02/2024
Sidney R. Brown	2,957	-		-	76.65	05/08/2016	-		-
	19,470	-		-	53.80	01/22/2018	-		-
	5,584	-		-	23.75	05/20/2020	-		-
	3,824	-		-	26.15	05/20/2020	-		-
	22,720	-		-	25.50	09/24/2020	-		-
	-	-		-	-	-	770	(1)	14,938
	-	-		-	-	-	854	(1)	16,568
	-	-		-	-	-	779	(1)	15,113
	-	-		-	-	-	807	(1)	15,656
							713	(1)	13,832
							718	(1)	13,929
							675	(1)	13,095
Thomas R. Brugger	1,000	3,000	(4)	-	15.15	11/15/2022	-		-
	-	-		-	-	-	570	(5)	11,058
							3,000	(6)	58,200
							2,977	(7)	57,754
Alberino J. Celini	750	2,250	(6)	-	16.85	12/20/2022	-		-
	-	-		-	-	-	570	(7)	11,058
							2,084	(7)	40,430
							3,000	(10)	58,200
Michele B. Estep	1,103	-		-	59.70	03/31/2018	-		-
	4,411	-		-	17.70	12/17/2019	-		-
	1,590	-		-	17.70	12/17/2019	-		-
	2,400	1,600	(8)	-	21.60	03/01/2021	-		-
	762	1,145	(8)	-	14.25	03/01/2022
							15,595	(9)	302,543
							1,425	(5)	27,645
	-	-		-	-	-	2,084	(7)	40,430
Nicos Katsoulis	-	-		-	-	-	-		-
Bradley J. Fouss	-	-		-	-	-	-		-

(1)	These restricted stock units vest 50% on both December 31, 2014 and 2015.
(2)	These restricted stock units vest at a rate of one-third on the second anniversary of the date of grant and one-third annually thereafter.
(3)	These stock options vest 100% on the second anniversary of the date of grant.
(4)	These stock options vest at a rate of 25% on the second anniversary of the date of grant and 25% annually thereafter.
(5)	These restricted stock units vest 50% on the first-year anniversary of the award date, and 50% on the third-year anniversary of the award date.
(6)	These stock options vest 25% on the first anniversary of the date of grant and 25% annually thereafter.
(7)	These restricted stock units vest at a rate of 20% on the first anniversary of the date of grant and 20% annually thereafter.
(8)	These stock options vest at a rate of 20% on the first-year anniversary of the date of grant and 20% annually thereafter.
(9)	These restricted stock units vest 10% on the second-year anniversary of the award date, 20% on the third-year anniversary of the award date, 30% on the fourth-year anniversary of the award date and 40% on the fifth-year anniversary of the date of the award.
(10)	These restricted stock units vest 100% on December 20, 2016.
(11)	Based on the closing market value of the Company’s common stock on December 31, 2014 of $19.40.

Option Exercises and Stock Vested. The following table shows stock option exercises and stock vesting by the named executive officers during 2014.

	Stock Options		Stock Award Units
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number Vested	Value Realized on Vesting (1)
Sidney R. Brown	-	-	5,316	103,130
Thomas M. O’Brien	-	-	-	-
Thomas R. Brugger	-	-	1,570	30,686
Michele B. Estep	-	-	3,157	61,816
Bradley J. Fouss	-	-	1,710	33,858
Alberino J. Celini	-	-	570	11,286
____________________

(1)	Value represents the market value of the Company’s common stock on the vesting date.

Potential Payments upon Termination or Change in Control

O’Brien Employment Agreement. Upon termination of Mr. O’Brien’s employment other than termination for Cause (as defined in the Employment Agreement), (x) options to purchase Company stock that were granted as an O’Brien Annual Equity Award that are, or then become, exercisable shall remain exercisable for one year following such termination, and (y) if the Initial Option Grant is exercisable at the time of such termination of employment, it shall remain exercisable for one year following such termination, provided that, in each case, Mr. O’Brien remains in compliance with the non-competition and non-solicitation provisions of the Employment Agreement. In addition to the possible payments described in the table below, Mr. O’Brien had a right as of December 31, 2014 to receive a bonus of $262,500 for 2014 under the terms of his Employment Agreement. See “Employment Agreements,” above.

Katsoulis Employment Agreement. Upon termination of Mr. O’Katsoulis employment other than termination for Cause (as defined in the Employment Agreement), options to purchase Company stock that were granted as a Katsoulis Annual Equity Award that are, or then become, exercisable shall remain exercisable for 90 days following such termination, provided that Mr. Katsoulis remains in compliance with the non-competition and non-solicitation provisions of the Employment Agreement. In addition to the possible payments described in the table below, Mr. Katsoulis had a right as of December 31, 2014 to receive a bonus of $125,000 for 2014 under the terms of his Employment Agreement. See “Employment Agreements,” above.

Management Severance Agreements. As referenced in the “Compensation Discussion and Analysis,” the Bank has in place management/change in control severance agreements with certain of the named executive officers. These arrangements are intended to provide the named executive officers with severance benefits in the event of a termination of employment following a change in control transaction. All Management Severance Arrangements are subject to regulatory approval.

Mr. Brugger is a party to a Management Severance Agreement with the Bank, which provides for a payment equal to one times the sum of his annual base salary then in effect in the event of the involuntary termination of Mr. Brugger’s employment upon or within eighteen months following a change in control (as defined in the Management Severance Agreement) of the Bank, absent termination for just cause (as defined in the Management Severance Agreement). In addition, in such an event, Mr. Brugger would be eligible to continue coverage under the Bank’s medical and dental insurance reimbursement plans for a period of not less than 18 months at the participant’s election and expense. Mr. Brugger’s agreement also provides for a severance payment upon involuntary termination, other than in conjunction with a change in control or for just cause, equal to 18 weeks of base pay during the first two years of employment, 32 weeks of base pay after two years of employment, and one year of base pay after completion of five years of employment.

Based on his length of service, Mr. Brugger would be eligible for severance, other than in conjunction with a change in control or for just cause, of 32 weeks of current base salary.

Mr. Celini is a party to a Management Severance Agreement with the Bank, which provides for a payment equal to one times the sum of his annual base salary then in effect in the event of the involuntary termination of Mr. Celini’s employment upon or within eighteen months following a change in control (as defined in the Management Severance Agreement) of the Bank, absent termination for just cause (as defined in the Management Severance Agreement). In addition, in such an event, Mr. Celini would be eligible to continue coverage under the Bank’s medical and dental insurance reimbursement plans for a period of not less than 18 months at the participant’s election and expense. Mr. Celini’s agreement also provides for a severance payment upon involuntary termination, other than in conjunction with a change in control or for just cause, equal to 18 weeks of base pay during the first two years of employment, 32 weeks of base pay after two years of employment, and one year of base pay after completion of five years of employment. Based on his length of service, Mr. Celini would be eligible for severance, other than in conjunction with a change in control or for just cause, of 32 weeks of current base salary.

Ms. Estep is a party to a Management Severance Agreement with the Bank, which provides for severance in the amount of 1.5 times the taxable compensation paid to her in the most recently completed calendar year in the event of the involuntary termination of Ms. Estep’s employment upon or within eighteen months following a change in control (as defined in the Management Severance Agreement) of the Bank, absent termination for just cause (as defined in the Management Severance Agreement). In addition, in such an event, Ms. Estep would be eligible to continue coverage under the Bank’s medical and dental insurance reimbursement plans for a period of not less than 18 months at the participant’s election and expense. Ms. Estep would be eligible for severance independent of a change in control under the Bank’s existing severance policy equal to 52 weeks of current base salary with benefit continuation during the severance period.

Mr. Brown ceased service as Interim President and Chief Executive Officer of the Company and the Bank on July 2, 2014. Mr. Brown was not party to an Employment Agreement or Management Severance Agreement with the Company or the Bank. No payments or benefits were paid, provided, earned or accelerated to or for Mr. Brown in connection with cessation of his service as President and Chief Executive Officer.

Mr. Fouss’ employment with the Company was terminated on July 18, 2014. Mr. Fouss was party to a Management Severance Agreement with the Bank. Upon termination of his employment, the Bank agreed to pay Mr. Fouss $280,000 over a 52-week period, and to provide Mr. Fouss with continued group health and dental coverage for that same period, in exchange for Mr. Fouss’ general release of the Company, the Bank and related persons.

In the event of a Change in Control, all of the named executive officers (that are currently employees of the Company or the Bank) may continue medical and dental coverage for a period of up to eighteen months following termination of employment at the executive’s expense in accordance with COBRA. The potential severance benefits to each named executive officer are all conditioned upon the executive complying with certain post-termination limitations on his or her business activities in competition with the Company following such termination of employment and receipt of prior regulatory approval.

As noted above, the named executive officers are parties to various agreements that provide for payments in connection with any termination of their employment. The following table shows the payments that would be made to the named officers at, following or in connection with any termination of their employment in the specified circumstances as of the last business day of the last fiscal year ended December 31, 2014, subject to prior regulatory approval.

Name	Death	Disability		Retirement	Termination following Change in Control(1)	Termination Without Cause(2)	Termination With Cause
Thomas M. O’Brien
President and Chief Executive
Officer

Severance Policy	$-		$-	$-	$242,149	$242,149	$-
Executive LTD(3)	-		629,880	-	-	-	-
Restricted Stock(4)	145,485		145,485	-	1,753,011	-	-
Options(5)	-		-	-	-	-	-

Thomas R. Brugger
Executive Vice President and
Chief Financial Officer

Management Severance
Agreement and Severance
Policy	$-		$-	$-	$325,000	$199,778	$-
Executive LTD(3)	-		255,541	-	-		-
Restricted Stock(4)	17,058		17,058	-	126,992	-	-
Options(5)	536		536	-	12,750	-	-

Alberino J. Celini
Executive Vice President and
Chief Risk Officer

Management Severance
Agreement and Severance
Policy	$-		$-	$-	$290,000	$178,263	$-
Executive LTD(3)	-		137,314	-	-	-	-
Restricted Stock(4)	41,256		41,256	-	109,672	-	-
Options(5)	58		58	-	5,893	-	-

Michele B. Estep
Executive Vice President and
Chief Administrative Officer

Management Severance
Agreement and Severance
Policy	$-		$-	$-	$502,566	$249,559	$-
Executive LTD(3)	-		180,673	-	-	-	-
Restricted Stock(4)	19,279		19,279	-	370,579	-	-
Options(5)	1,641		1,641	-	5,893	-	-

Nicos Katsoulis
Executive Vice President and
Chief Lending Officer

Severance Policy	$-	$		$-	$145,290	$145,290	$-
Executive LTD(3)	-		350,373	-	-	-	-
Restricted Stock(4)	-		-	-	-	-	-
Options(5)	-		-	-	-	-	-
____________________

(1)	For Mr. Brugger, Mr. Celini and Ms. Estep, termination following a change in control includes involuntary termination by the Company or termination by the Executive for “good reason” under the terms of their Management Severance Agreements. The severance figures provided for Mr. O’Brien, Ms. Estep and Mr. Katsoulis reflect amounts that would be payable if the executive were terminated in connection with a workforce reduction under the Bank’s broad-based severance benefit policy. As of December 31, 2014, neither Mr. O’Brien nor Mr. Katsoulis had a severance agreement with the Company or the Bank that would provide for severance outside of the Bank’s broad-based severance benefit policy. Severance payments require regulatory approval prior to distribution.
(2)	Termination without cause involves involuntary termination of the executive by the Company. The severance figures provided for Mr. Brugger and Mr. Celini reflect amounts payable in this event under their Management Severance Agreements. The severance figures provided for Mr. O’Brien, Ms. Estep and Mr. Katsoulis reflect amounts that would be payable if the executive were terminated in connection with a workforce reduction under the Bank’s broad-based severance benefit policy. On a termination without cause in the absence of such a workforce reduction, Ms. Estep would receive a benefit of $185,000 (75% of her highest rate of salary during the 12-month period prior to termination) under her Management Change in Control Severance Agreement. As of December 31, 2014, neither Mr. O’Brien nor Mr. Katsoulis had a severance agreement with the Company or the Bank that would provide for severance outside of the Bank’s broad-based severance benefit policy. Severance payments require regulatory approval prior to distribution.

(3)	Upon qualifying disability, the Executive long-term disability benefit provides for the difference between base salary and the amount paid by disability insurance (66 2/3% up to maximum of $1,500 weekly for the first six months and up to $5,000/month for the next six months) for up to one year of salary continuation. Amounts reflect the added benefit for a full 12 month period.
(4)	Represents accelerated vesting of restricted stock unit awards upon change in control and pro rata vesting of restricted stock units awards upon termination of employment due to death or disability. As of December 31, 2014, the market price of the common stock was $19.40.
(5)	Represents accelerated vesting of stock option awards upon change in control and pro rata vesting of stock option awards upon termination of employment due to death or disability. As of December 31, 2014, the market price of the common stock was $19.40.

DIRECTOR COMPENSATION

Meeting Fees. For the year ended December 31, 2014, each member of the Board of Directors (excluding the President and Chief Executive Officer, who is compensated as an executive officer of the Company, and excluding the Chairman, who is paid an annual retainer only) received a fee of $1,500 for each regularly scheduled board meeting and executive committee meeting and $1,000 for each regularly scheduled committee meeting (except executive committee) attended. In addition, for conference call meetings of the Board and committees, each director receives a meeting fee at the discretion of the Chairman or Committee Chair at the rate of $1,000 for a full meeting or $500 for a partial meeting. Conference call meetings at which purely administrative matters are addressed are not allocated any fees. All meeting fees are paid in cash or in the form of shares of the Company’s common stock as designated by the individual director, with the exception of Director Ross, who receives cash due to the limitations on the percentage ownership of the Company he may own.

Other Compensation. As part of their director compensation for 2014, directors (excluding the President and Chief Executive Officer and the Chairman) received restricted shares of the Company’s common stock worth $20,000 which require a one year vesting period and must be held during the term as a director; with the exception of Director Ross who received cash due to the limitations on the percentage ownership of the Company he may own.

Retainers. For 2014, the Chairman of the Board of Directors received an annual retainer of $225,000 which was paid in Company stock ($129,365) and cash ($95,635). In 2014, the Audit Committee Chairman received an annual retainer of $10,000, the Compensation Committee Chairman received an annual retainer of $7,500, and the Chairmen of the ALCO/Investment Committee, Nominating & Corporate Governance Committee, Risk Committee and Technology Committee each received an annual retainer of $5,000. Audit Committee members and Compensation Committee members, excluding the respective Chairmen, received an annual retainer of $5,000. Directors, except the President and Chief Executive Officer and the Chairman, also received an annual retainer of $18,000. Directors may elect payment of their retainers in cash or shares of Company common stock. Directors who did not serve in such positions for the entire year received prorated portions of the retainers.

Directors Deferred Fee Plan. A director may elect to defer receipt of shares earned as director compensation pursuant to the terms of the Company’s Directors Deferred Fee Plan which was adopted by the Board in April 2009.

Directors Stock Purchase Plan. Up until October 31, 2014, directors and emeritus directors of the Company or the Bank were eligible to participate in the Sun Bancorp, Inc. Directors Stock Purchase Plan, as amended and restated (the “DSPP”). The DSPP was terminated effective November 1, 2014. Participants in the DSPP were able to purchase Company common stock in an amount up to $25,000 per year for 95% of the purchase price of such common stock. All brokerage commissions and service charges for the purchase of common stock under the DSPP were paid by the Company. For the year ended December 31, 2014, there were 4,066 shares purchased through the DSPP.

Director Compensation Table. Set forth below is a table providing information concerning the compensation of the directors of the Company for 2014, except for Sidney R. Brown whose compensation is included in the Summary Compensation Table, above.

Name	Fees Earned or Paid in Cash(1) $	Stock Awards (2)(3)(4)(5) $	Option Awards	All Other Compensation	Total $
Jeffrey S. Brown	42	74,958	-	-	75,000
Anthony R. Coscia	29	91,721	-	-	91,750
F. Clay Creasey, Jr.	41,811	14,097	-	-	55,908
Peter Galetto, Jr.	28,021	70,729	-	-	98,750
Eli Kramer	46	105,423	-	-	105,469
William J. Marino	36	67,016	-	-	67,052
Philip A. Norcross	38	84,014	-	-	84,052
Wilbur L. Ross, Jr.	57,750	-	-	-	57,750
Keith Stock	56,358	19,085	-	-	75,443
Steven A. Kass(6)	22,310	-	-	-	22,310

(1)	Includes cash payment which resulted from payout of fractional shares earned during 2014.
(2)	Stock compensation includes aggregate shares received, including those deferred under the Directors Deferred Fee Plan, with a fair value of $20.05 and $19.40, respectively, for each director: Jeffrey S. Brown – 1,347 and 1,442; Peter Galetto Jr. – 1,359 and 1,211; Eli Kramer – 2,294 and 2,033; Anthony R. Coscia – 1,684 and 1,958; William J. Marino – 1,060 and 1,329; and Philip A. Norcross – 1,484 and 1,767. The grant date fair value is calculated in accordance with FASB ASC 718. See Note 2 to the Company’s 2014 Audited Financial Statements included in Exhibit 13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for additional discussion on valuation methodology.
(3)	Stock compensation includes restricted stock awards of 499 shares and 515 shares as of June 30, 2014 and December 31, 2014, respectively, for Jeffrey S. Brown, Peter Galetto, Jr., Eli Kramer, Anthony R. Coscia, William J. Marino and Philip A. Norcross. Stock compensation includes restricted stock awards as of June 30, 2014 and December 31, 2014, respectively, of 205 shares and 515 shares for F. Clay Creasey, Jr. and 454 shares and 515 shares for Keith Stock. These restricted stock awards will become fully vested on the first-year anniversary of the date of grant and must be held during term as director.
(4)	Compensation paid to a director may be deferred under the Directors Deferred Fee Plan until the director retires or otherwise terminates service. Such compensation deferred will be paid out in the future in the form of Company common stock. Included in the aggregate stock compensation is shares deferred under the Directors Deferred Fee Plan, with a fair value of $20.05 and $19.40, respectively, for each director: Eli Kramer – 2,294 and 2,033; Philip A. Norcross – 1,484 and 1,767; and William J. Marino – 1,060 and 1,329.
(5)	As of December 31, 2014, the number of shares deferred under the Directors Deferred Fee Plan for each director: Eli Kramer – 29,553; Philip A. Norcross – 10,152; and William J. Marino – 2,389.
(6)	Mr. Kass resigned from the Board effective June 30, 2014.

EQUITY COMPENSATION PLAN INFORMATION

Set forth below is information as of December 31, 2014 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

	(a)	(b)	(c)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	Weighted- average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by
shareholders (1)	609,649	$28.34	1,529,480
Equity compensation plans not approved
by shareholders	-	-	-
Total	609,649	$28.34	1,529,480

(1)	Plans approved by shareholders include the 2004 Stock Based-Incentive Plan, as amended and restated, the 2010 Stock-Based Incentive Plan and the 2014 Performance Equity Plan.
(2)	Amount includes 248,654 restricted stock units that have been granted, but not yet vested, and 42,094 shares issued and held in the Directors’ Deferred Compensation Plan.
(3)	Amount does not reflect the market value per share of 248,654 non-vested restricted stock units and 42,094 shares issued and held in the Director's Deferred Compensation Plan which are included in column (a) herein.

RELATED PARTY TRANSACTIONS

Some of the director nominees of the Company, as well as members of their immediate families and the corporations, organizations, trusts, and other entities in which they are associated, are also customers of the Bank in the ordinary course of business. They may also be indebted to the Bank in respect of loans of $120,000 or more. All loans extended to such individuals, corporations and firms (1) were made in the ordinary course of business, (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and (3) did not involve more than normal risk of collectability or present other unfavorable features. As of December 31, 2014 and as of the Record Date, none of these loans is non-performing.

Bernard A. Brown, who was Chairman of the Board of Directors of the Company and the Bank until his retirement in May 2013, is the father of directors Sidney R. Brown and Jeffrey S. Brown. Sidney and Jeffrey Brown are siblings. Bernard A. Brown is owner of 226 Landis Avenue Associates, LLC, Vineland Construction Company and Arctic Realty Company LLC, each of which leases office and branch space to the Bank. Anne B. Koons, a director of the Company and the Bank from 1990 to 2013, is the daughter of Bernard A. Brown and sibling of Sidney R. Brown and Jeffrey S. Brown. Anne B. Koons is owner of ABK Real Estate LLC, which leases branch space to the Bank.

The Bank leases office space at 226 Landis Avenue, Vineland, New Jersey (the “226 Landis Lease”) from 226 Landis Avenue Associates, LLC (“Landis Associates”). Landis Associates is owned by Bernard A. Brown. The 226 Landis Lease was entered into in 1997 with a termination date of 2017, with four, five year renewal options, and has been amended several times to add additional space and to modify the rent. Effective April 1, 2011, the Bank and Landis Associates entered into a Third Lease Amendment Agreement (the “Third Amendment”) to extend the term of the 226 Landis Lease by ten (10) years to 2027 and to modify the base rent. Effective November 1, 2014, the 226 Landis Lease was further amended (the “Fourth Amendment”) to rescind the Third Amendment in its entirety and to revert back to the terms and conditions existing prior to the Third Amendment so that the 226 Landis Lease terminates October 31, 2017 and the base rent as it existed prior to the Third Amendment is reinstated. By entering into the Fourth Amendment, the Bank reduced its long-term lease obligations by approximately $15 million. As part of the Fourth Amendment, in 2015 the Bank paid Landis Associates $606,806, representing the difference between the base rent payable under the 226 Landis Lease prior to the Third Amendment and the base rent payable under the Third Amendment for the period April 1, 2011 through October 31, 2014. In 2014, the Bank made total payments of approximately $1.5 million to Landis Associates under the 226 Landis Lease.

The Bank leases its branch located at 1801 Atlantic Avenue, Atlantic City, New Jersey from Arctic Realty Company, LLC, which is owned by Bernard A. Brown. The lease terminates in June 2029. In 2014, the Bank made total payments of approximately $357,000 to Arctic Realty Company, LLC under this lease. The Bank leases its branch located at 1184 East Landis Avenue, Vineland, New Jersey from Vineland Construction Co., which is owned by Bernard A. Brown. The lease terminates in August 2025. In 2014, the Bank made total payments of approximately $597,000 to Vineland Construction Co. under this lease.

The Bank leases its branches located at 741 Route 73 South, Marlton, New Jersey and 47 Princeton-Hightstown Road, Princeton Junction, New Jersey from ABK Real Estate LLC, which is owned by Anne B. Koons. The leases terminate in July 2027 and January 2017, respectively. In 2014, the Bank made total payments of approximately $413,000 to ABK Real Estate LLC under these two leases.

It is the Company’s policy that any transaction between the Company or the Bank on the one hand and a director or executive officer on the other hand, be reviewed and approved by the independent directors of the Company. Only transactions that the independent directors have determined to be on terms substantially the same, or at least as favorable to the Company and the Bank, as those that would be provided by a non-affiliate are approved. At the time each of the above related party transactions were entered into, the Company’s policy regarding such transactions was followed, and the independent directors of the Company determined that each transaction was on terms as favorable to the Bank as could have been obtained from unaffiliated third parties.

In October 2014, the Bank amended its policy regarding transactions with related parties of the Company and the Bank to provide that no new extensions of credit to or other transactions with related parties will be entered into, provided that existing transactions may be modified if doing so is on terms beneficial to the Company or the Bank or would protect the Bank and its lien position and collateral.

PROPOSAL 2 - APPROVAL OF THE SUN BANCORP, INC. 2015 OMNIBUS STOCK INCENTIVE PLAN

The Company’s Board of Directors approved the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan (the “Plan”) on March 26, 2015, subject to approval by the Company’s shareholders. The Plan shall become effective upon the date of shareholder approval. The total number of shares of Company common stock to be reserved and available for awards under the Plan is 1,400,000 shares, representing 7.52% of the total of 18,618,630 shares of common stock outstanding as of the Record Date.

Overview

Purpose of the Plan. The Plan replaces all existing equity plans, namely the Company’s 2014 Performance Equity Plan (the “2014 Performance Plan”), the 2010 Stock-Based Incentive Plan (the “2010 Plan”), the 2010 Performance Plan (the “2010 Performance Plan”), the 2004 Stock-Based Incentive Plan, as amended (the “2004 Plan”; together with the 2014 Performance Plan, the 2010 Performance Plan and the 2010 Plan, the “Prior Plans”).

The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants and to provide the Company and its subsidiaries and affiliates with a compensation plan providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in Company shareholder value.

Equity-based compensation is an integral component of the Company’s efforts to attract and retain key employees and helps to align the interests of the Company’s employees with those of its shareholders by providing employees an incentive to devote their best efforts to pursue and sustain long-term Company performance and enhance the value of the Company. To this end, the Board believes it is desirable to adopt a new equity plan that is intended to be consistent with corporate governance best practices and provides the flexibility to grant various types of equity awards, enabling the Company to react appropriately to a changing competitive and regulatory environment while being mindful of the impact to shareholders. In its competitive marketplace, the Company believes it is important to be able to employ a wide range of incentive compensation vehicles to attract and retain top talent. Also, maintaining one flexible stock incentive plan instead of several plans with different features is administratively desirable.

Promotion of Best Practices. The Company is committed to sound corporate governance and effective risk-based management of equity compensation. The Company’s commitment is reflected in the Plan by various features.

●

No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant.

●

No “Repricing” without Shareholder Approval. The Company may not, without the approval of shareholders, (i) reduce the exercise price of an outstanding stock option or the grant price of an outstanding stock appreciation right or (ii) cancel and re-grant an outstanding option or stock appreciation right or exchange such option or stock appreciation right for either cash or a new award with a lower (or no) exercise price when the exercise price of such option or stock appreciation right is above the fair market value of a share of common stock.

●	No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the Plan can be automatically replenished.

●

Minimum Vesting. The Plan provides that awards in respect of 95% of the shares authorized under the Plan may not vest prior to the first anniversary of the applicable grant date, except in connection with a Corporate Transaction (as defined in the Plan), a qualifying termination of employment or any other event or circumstance that the Company determines to be appropriate.

●	“Double Trigger” Vesting. Awards issued under the Plan that are assumed by an acquirer will not vest solely upon a change in control.

●

No Dividends on Unearned Performance Awards. The Plan prohibits the payment of dividends or dividend equivalents on performance-based awards until the performance conditions have been satisfied, although dividends and dividend equivalents may accrue subject to satisfaction of such performance conditions.

●	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Company.

●

No Share “Recycling.” Shares issued in respect of awards that have been settled or exercised will not be available for future grants. Shares withheld by or delivered to the Company to satisfy the exercise price of stock options or tax withholding obligations will also be considered issued under the Plan and not available for future grants.

●

Holding Period. The Plan includes a stock holding period that requires that the common stock of the Company issued pursuant to stock awards granted to directors and executive officers of the Company and the Bank be subject to a two-year restriction on sale or transfer after such restricted stock award becomes earned and non-forfeitable or after the exercise of a stock option, other than permissible transfers.

●

Clawback. The Plan provides that Awards or amounts paid in respect thereof that were granted or paid based on financial statements or performance metrics that are subsequently restated or revised, as determined by the Committee in its discretion, shall be subject to recovery by the Company.

Shares Subject to the Plan. The aggregate number of shares of common stock available for issuance under the Plan is 1,400,000. No shares will be available for the grant of additional awards under the Company’s Prior Plans. In determining the number of shares to be available under the Plan, the Compensation Committee considered data prepared by its independent compensation consultant, the composition of its shareholders and the Company’s pay for performance philosophy.

Over the three years ending December 31, 2014, the Company has granted equity-based awards at an average rate of approximately 211,344 shares of common stock per year, approximately 67% of which have been granted in the form of shares of restricted stock, with the remainder granted in the form of stock options. The Company’s three-year average burn rate was 2.01%.

Based on the Company’s historical grant practices, the Compensation Committee believes that that the 1,400,000 shares of common stock available under the Plan would be sufficient to cover awards for at least the next three years. Awards granted under the Plan are discretionary, so it is not possible to predict the number of shares of common stock that would be granted or who would receive awards thereunder. The Compensation Committee and Board intend to continue to consider the Company’s equity expenditures in a manner that effectively attracts, retains, and motivates individuals to achieve long-term value creation in line with the interests of the Company’s shareholders.

The table below sets forth the potential dilution, as a percentage of shares of common stock on a fully diluted basis, assuming approval of the Plan:

Methodology	Potential Dilution (%)
1,400,000 additional shares	6.5%
2,009,649 shares (the additional 1,400,000 shares plus 609,649 shares underlying outstanding awards as of December 31, 2014)	9.7%

The historical burn rate, the potential dilution and the possible future grant rate described above may not be indicative of the actual grants of equity awards that the Company will make in the future.

Section 162(m). If the Plan is approved by shareholders, it will permit, but not require, awards under the Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. To qualify as performance-based compensation under Section 162(m) of the Code, the compensation must (among other requirements) be subject to attainment of performance goals that have been disclosed to shareholders (in the case of awards other than stock options and stock appreciation rights) and approved by a majority shareholder vote. In some cases, however, the exemption may cease to be available for some or all awards that otherwise were designed to qualify for exemption from Section 162(m) of the Code. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the Company. In addition, the Company may choose to grant awards under the Plan that do not qualify for the performance-based compensation exemption under Section 162(m) of the Code.

The Company is asking shareholders to approve the material terms of the performance goals under the Plan so that the company may make awards that qualify as performance-based compensation under Section 162(m) of the Code, and thus, would be tax-deductible. For purposes of Section 162(m) of the Code, the material terms requiring shareholder approval include the following in their entirety:

●	the employees eligible to receive awards under the Plan;
●	the business criteria used as the basis for the performance goals; and
●	the limits on the maximum amount of compensation payable to any employee in a given time period.

By approving the Plan, the shareholders will be approving, among other things, the eligibility requirements, performance goals, and limits on various types of awards contained therein for purposes of Section 162(m) of the Code. Approval of the Plan by shareholders will also (i) satisfy the applicable stock exchange requirements for shareholder approval of equity compensation Plans; (ii) permit options to qualify as incentive stock options under the Code; and (iii) enable recipients of options to qualify for certain exempt transactions related to the short-swing profit recapture provisions of Section 16(b) of the Exchange Act.

Summary of the Plan

Description of the Plan. The following is a general description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Appendix A. Shareholders are encouraged to read the Plan in its entirety. Capitalized terms used and not otherwise defined in this Proposal 2 have the meanings ascribed to such terms in the Plan.

Purpose of the Plan. The purpose of the Plan is to attract, retain and motivate directors, officers, employees and consultants of the Company and its subsidiaries to contribute toward the Company’s growth, profitability and success by providing an effective link between incentive compensation and performance, and to further align the economic interests of such stakeholders with the Company’s shareholders by rewarding actions that result in building long-term shareholder value.

Eligibility for Awards. Awards may be granted under the Plan to directors, officers, employees and consultants of the Company and any of its subsidiaries. As of the date of this Proxy Statement, there were ten non-employee directors and approximately 480 officers and employees eligible to participate in the Plan. Awards may also be granted to prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or any of its subsidiaries.

Administration. The Plan will be administered by the Board directly or, if the Board elects, the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate. Subject to applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or persons selected by it.

Subject to the terms and conditions of the Plan, the Committee will have authority under the Plan to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of common stock to be covered by each award, and to determine the terms and conditions of any such awards.

Vesting. Except for Awards granted with respect to a maximum of five percent (5%) of the authorized Shares in the Plan, Award Agreements will not provide for vesting prior to the first anniversary of the Grant Date, provided that the Committee can provide for shorter vesting periods in connection with a Corporate Transaction, a qualifying termination of employment or other event or circumstance deemed appropriate by the Committee.

Shares Available; Adjustments. The aggregate number of shares of the Company’s common stock available for issuance under the Plan is 1,400,000, and the maximum number of shares that may be granted pursuant to stock options intended to be incentive stock option is 1,400,000 shares.

During any calendar year, no participant may be granted performance-based equity awards intended to qualify under Section 162(m) of the Code (other than stock options and stock appreciation rights) covering in excess of 150,000 shares or stock options and stock appreciation rights covering in excess of 150,000 shares. In addition, no participant who is a non-employee director of the Company may be granted Awards covering shares with a grant date fair market value in excess of $300,000 during any single calendar year.

To the extent that any award under the Plan or any award under the 2010 Plan or the 2004 Plan, is forfeited, expires, or is settled for cash, the shares of common stock subject to such awards not delivered as a result thereof will again be available for awards under the Plan. Any shares that become subject to awards will be added as one share for every one share subject to stock options or stock appreciation rights and 2.0 shares for every one share subject to awards other than stock options and stock appreciation rights. If the tax withholding obligations relating to any award under the Plan or, the exercise price of any stock option or stock appreciation right is satisfied by delivering shares of common stock (by either actual delivery or by attestation) or by withholding shares, such shares of common stock will be deemed to have been granted under the Plan.

The Plan provides that in the event of certain extraordinary corporate transactions or events affecting the Company, the Committee will or may make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (b) the various maximum limitations set forth in the Plan, (c) the number and kind of shares or other securities subject to outstanding awards, (d) the number of shares considered delivered based on the type of award granted, and (e) the exercise price of outstanding options and stock appreciation rights. In the event of a corporate transaction such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the shares subject to outstanding awards.

Awards Under the Plan. Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock options may be granted only to employees of the Company and its Subsidiaries or parent corporation.

Stock Options and Stock Appreciation Rights. Stock options granted under the Plan may either be incentive stock options, which are intended to qualify for favorable treatment to the recipient under U.S.

federal tax law, or nonqualified stock options, which do not qualify for this favorable tax treatment. Stock appreciation rights granted under the Plan may either be “tandem SARs,” which are granted in conjunction with a stock option, or “free-standing SARs,” which are not granted in tandem with a stock option.

Each grant of stock options or stock appreciation rights under the Plan will be evidenced by an award agreement that specifies the exercise price, the duration of the award, the number of shares to which the award pertains, and such additional limitations, terms, and conditions as the Committee may determine, including, in the case of stock options, whether the options are intended to be incentive stock options or nonqualified stock options. The Plan provides that the exercise price of stock options and stock appreciation rights will be determined by the Committee, but may not be less than 100% of the fair market value of the stock underlying the stock options or stock appreciation rights on the date of grant. Award holders may pay the exercise price in cash or, if approved by the Committee, in common stock (valued at its fair market value on the date of exercise) or a combination thereof, or by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise. The term of stock options and stock appreciation rights will be determined by the Committee, but may not exceed ten years from the date of grant. The Committee will determine the vesting and exercise schedule of stock options and stock appreciation rights. Unless otherwise determined by the Committee or provided in the applicable award agreement, upon termination of service, stock options and stock appreciation rights will be treated as follows:

(i) Termination by Reason of Death or Disability. Any stock option or stock appreciation right will immediately vest in full and may thereafter be exercised until the earlier of the first anniversary of termination of service and the expiration of its term.

(ii) Termination by Reason of Retirement. Any unvested stock option or stock appreciation right will terminate and any vested stock option or stock appreciation right may thereafter be exercised until the earlier of the first anniversary of termination of service and the expiration of its term.

(iii) Termination by the Company for Cause. Any stock options and stock appreciation rights, whether vested or unvested, will terminate.

(iv) Other Termination of Service. Any stock option or stock appreciation right to the extent it is then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of 90 days following the date of such termination of service and the balance of its term.

Restricted Stock. Restricted stock may be granted under the Plan with such restrictions as the Committee may designate. The Committee may provide at the time of grant that the vesting of restricted stock will be contingent upon the achievement of applicable performance goals and/or continued service. Except for these restrictions and any others imposed under the Plan or by the Committee, upon the grant of restricted stock under the Plan, the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock; however, whether and to what extent the recipient will be entitled to receive cash or stock dividends paid, either currently or on a deferred basis, will be set forth in the award agreement. The award agreement may also provide for vesting upon certain qualifying terminations of employment.

Restricted Stock Units. The Committee may grant restricted stock units payable in cash, shares of common stock, or both, conditioned upon continued service and/or the attainment of applicable performance goals determined by the Committee. The Company is not required to set aside a fund for the payment of any restricted stock units, and the award agreement for restricted stock units will specify whether, to what extent, and on what terms and conditions the applicable participant will be entitled to receive dividend equivalents with respect to the restricted stock units. The award agreement may also provide for vesting upon certain qualifying terminations of employment.

Performance Units. The Committee may grant performance units valued by reference to a designated amount of cash or other property (other than shares of common stock) under the Plan, which will be payable in cash, shares of common stock, other property, or any combination thereof and conditioned upon attainment of applicable performance goals determined by the Committee. The award agreement may provide for vesting upon certain qualifying terminations of employment. The maximum value of property, including cash, that may be paid or distributed to any plan participant pursuant to a grant of Performance Units made in any one calendar year will not exceed $3 million.

Stock Bonus Awards. The Committee may grant unrestricted shares of the Company’s common stock, or other awards denominated in the Company’s common stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee determines from time to time in its sole discretion.

Performance Awards. Under the Plan, the Committee may determine that the grant, vesting, or settlement of an award granted under the Plan will be subject to the attainment of one or more performance goals.

The Committee has the authority to establish any performance objectives to be achieved during the applicable performance period when granting performance awards. If an award under the Plan is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, however, the performance goals will be established with reference to one or more of the following, in each case with respect to the Company or any one or more subsidiaries, divisions, business units, or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies): stock price, earnings and earnings per share (based on core, gross, net, pre-tax, post-tax, pre-provision, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization), net income and net income per share (based on core, gross, net, pre-tax, post-tax, pre-provision, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization), profits (net profit, gross profit, operation profit, economic profit, profit margins or other corporate profit measures, in total or with respect to specific categories or business units), operating or cash earnings and operating or cash earnings per share: cash (cash flow, cash flow per share, cash flow return on investment, cash generation or other cash measures, before or after dividends): return on equity (based on average and/or tangible), return on assets, risk weighted assets or operating assets (average and/or tangible), asset quality (based on charge-offs, loan loss reserves, non-performing assets or loans and related ratios), net interest margin (on a tax equivalent basis or otherwise), net interest income (on a tax equivalent basis or otherwise), core non-interest income (on a tax equivalent basis or otherwise), interest-sensitivity gap levels, investments, efficiency ratio, non-interest expense, non-interest expense to average assets, expense targets, cost control, cost-saving levels, loan portfolio growth, deposit portfolio growth, levels of assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts), cost of funds, liquidity, market share, growth in target market relationships, objective customer service measures or indices, economic value added, shareholder value added, embedded value added, combined ratio, operating income, pre- or after-tax income, gross margin, risk-based capital, revenues, revenue growth, return on capital (based on return on total capital or return on invested capital), total shareholder return, internal rate of return, regulatory compliance, satisfactory internal or external audits, book value and book value per share, tangible shareholders’ equity and tangible book value per share, tangible common equity and tangible common equity per share, tangible common equity to tangible assets, tangible common equity to risk-weighted assets, achievement of balance sheet or income statement objectives, unit volume, sales, marketing spending efficiency or change in working capital. In establishing a performance goal, the Committee may determine whether or not to exclude or adjust for specific items, which may include stock or other compensation expense, impairment charges, indemnification asset amortization or loss-share accounting metrics, provided that such specific items must be objectively determinable and shall be considered part of the performance goal and not subject to Committee discretion.

Effect of Change in Control. The Plan provides that, unless otherwise set forth in an award agreement, in the event of a change in control (as defined in the Plan) and to the extent an award is not replaced by a replacement award (as described below), (a) each then-outstanding stock option and stock appreciation right will become fully vested and exercisable, and each other award (other than a performance-based award) will vest, be free of restrictions, and be deemed to be earned and payable; and (b) each then-outstanding performance-based award will be deemed to be earned and payable, with all applicable performance goals deemed achieved at the greater of (i) the applicable target level and (ii) actual performance, as determined by the Committee, through the latest date practicable preceding the date of the change in control.

A replacement award is an award that is the same type as the replaced award with a value equal to the value of the replaced award as of the date of the change in control, as determined by the Committee and if the underlying replaced award was an equity-based award, the replacement award relates to publicly traded equity securities of the Company or the entity surviving the Company following the change in control and contains terms relating to vesting that are substantially identical to those of the replaced award and other terms and conditions are not less favorable than the terms and conditions of the replaced award.

Unless otherwise determined by the Committee and set forth in the applicable award agreement, upon termination of service within 24 months following a change in control (other than for cause), (i) all replacement awards held will vest in full, be free of restrictions, and be deemed to be earned in full (with respect to performance goals, unless otherwise agreed in connection with the change in control, at the greater of (x) the applicable target level and (y) actual performance, as determined by the Committee, through the latest date practicable preceding the termination of service) and (ii) any outstanding stock option or stock appreciation right as of the date of the change in control that remains outstanding as of the date of such termination of service may thereafter be exercised until the expiration of its stated full term.

Amendment and Termination of the Plan. The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange. The Plan will become effective on the date that it is approved by the Company’s shareholders and, if not terminated earlier, will expire on the tenth anniversary thereof.

Federal Income Tax Consequences Relating to Equity Awards Granted under the Plan. The following discussion summarizes certain federal income tax consequences of the issuance, receipt, and exercises of stock options and the granting and vesting of restricted stock and restricted stock units, in each case under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-U.S. taxes.

Nonqualified Options In general, in the case of a nonqualified stock option, the participant has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the

Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which the Company is not entitled to a deduction.

Incentive Stock Options In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction for the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Restricted Stock Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the common stock as of that date, less any amount the participant paid for the common stock, and the Company will be allowed a corresponding tax deduction at that time. Any future appreciation in the common stock will be taxable to the participant at capital gains rates. If, however, the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to his or her Section 83(b) election.

Restricted Stock Units A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash or stock, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares on the date of vesting. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which we are not entitled to a deduction.

Clawback Policy. Any Awards or amounts paid in respect thereof that were granted or paid based on financial statements or performance metrics that are subsequently restated or revised, as determined by the Committee in its discretion, shall be subject to recovery by the Company. The determination whether to seek recovery of Awards or amounts paid in respect thereof from a Participant shall be made by the Committee in its discretion, provided that, except in the case of fraud or intentional misconduct, such demand shall be limited to Awards granted or amounts paid in respect thereof within the three-year period preceding the date on which the Company is required to prepare the restatement (or, if not required to prepare the restatement, the date of the restatement).

Holding Period. With certain exceptions, until the second anniversary of the (i) vesting of a Restricted Stock Award, Restricted Stock Unit Award, Performance Unit Award or Other Stock-Based Award or (ii) exercise of a Stock Option Award, Stock Appreciation Right Award or Tandem SAR Award, in each case, granted to an executive officer or director of the Company, the Shares underlying such Award shall remain subject to restriction on sale and transfer, provided that such restriction period shall lapse in the event of the Participant’s death or Disability or a Change in Control.

Plan Benefits. Any awards under the Plan will be subject to the discretion of our Compensation Committee. As a result, it is not possible to determine the number or type of awards that will be granted to any person under the Plan, but if the Plan had been in effect in 2014, awards would have been granted to the named executive officers as follows:

2015 Omnibus Stock Incentive Plan
		Number of
		Shares	Stock Option
		underlying	Exercise	Number of
		Stock	Price	Restricted
	Position	Options	$	Shares
Thomas M. O’Brien	President and Chief
	Executive Officer	100,000	20.45	90,362
Sidney R. Brown	Chairman, Interim
	President and Chief
	Executive Officer	-	-	9,093
Thomas R. Brugger	Executive Vice
	President and Chief
	Financial Officer	-	-	6,977
Alberino J. Celini	Executive Vice
	President and Chief
	Risk Officer	-	-	5,084
Michele B. Estep	Executive Vice
	President and Chief
	Administrative Officer	-	-	2,084
Nicos Katsoulis	Executive Vice
	President and Chief
	Lending Officer	-	-	-
Bradley J. Fouss	Executive Vice
	President and Director
	of Wholesale Banking	-	-	2,203
Named Executive Officers		100,000	20.45	115,803
All Non-Employee Directors, as a Group		-	-	7,773
All Other Employees, as a Group		44,296	16.40 – 18.73	35,007

For more information regarding grants made to our named executive officers and non-employee directors in 2014, see “Grants of Plan Based Awards,” above and the table set forth under “Equity Compensation Plan Information,” above.

Shareholder Approval. A vote of the holders of a majority of the total votes cast affirmatively or negatively at the Annual Meeting in person or by proxy without regard to (a) broker non-votes, or (b) proxies marked “ABSTAIN” is required to constitute shareholder approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
SUN BANCORP, INC. 2015 OMNIBUS STOCK INCENTIVE PLAN.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and is submitting such appointment to the Company’s shareholders for ratification. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he/she so desires, and is expected to be available to respond to appropriate questions.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareholders of the Company at the Annual Meeting. The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

Audit Fees and Services

Audit Fees. The following table summarizes the aggregate fees and related expenses billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively, the “Deloitte Entities”) to the Company for professional services rendered for the fiscal years ended December 31, 2014 and 2013:

	2014	2013
	(In thousands)
Audit Fees	$619	$650
Audit-Related Fees	88	232
Tax Fees	13	10
All Other Fees	-	-
Total	$720	$892

Fees for audit services billed consisted of:

●	Audit of the Company’s annual financial statements, including the audit of internal control over financial reporting; and
●	Review of the Company’s quarterly financial statements.

Fees for audit-related services billed consisted of:

●	Financial accounting and reporting consultations;
●	Consents and other services related to SEC matters; and
●	Annual HUD audit for mortgage banking division of the Bank.

Fees for tax services billed consisted of:

●

Tax compliance services rendered based upon facts already in existence or transactions that have already occurred to document, compute amounts to be included in tax filings and consisted of federal, state and local income tax return assistance.

In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche LLP and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC.

It is the Audit Committee’s policy to pre-approve all audit and non-audit services prior to the engagement of the Company’s independent registered public accounting firm to perform any service. The policy contains a de minimus provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

●	The service is not an audit, review or other attest service;

●

The aggregate amount of all such services provided under this provision does not exceed the lesser of $25,000 or five percent of total fees paid to the independent registered public accounting firm in a given fiscal year;

●	Such services were not identified at the time of the engagement to be non-audit services;

●	Such service is promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

●	The service and fees are specifically disclosed in the Proxy Statement as meeting the de minimus requirement.

During 2014, no fees were approved under the de minimus provision.

The Audit Committee is responsible for recommending the appointment of the Company’s independent registered public accounting firm and for meeting with such firm with respect to the scope and review of the annual audit. Additional responsibilities of the Audit Committee are to ensure that the Board of Directors receives objective information regarding policies, procedures and activities of the Company with respect to auditing, accounting, internal accounting controls, financial reporting, regulatory matters and such other activities of the Company as may be directed by the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

For the fiscal year ended December 31, 2014, the Audit Committee (i) reviewed and discussed the Company’s audited financial statements with management, (ii) discussed with the Company’s independent auditors, Deloitte & Touche LLP, all matters required to be discussed under Statement of Auditing Standards No. 16, adopted by the Public Company Accounting Oversight Board, and (iii) received from Deloitte & Touche LLP written disclosures and the letter regarding Deloitte & Touche LLP’s independence as required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with Deloitte & Touche LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Audit Committee: F. Clay Creasey, Jr. (Chair), Peter Galetto, Jr., Philip A. Norcross, and Keith Stock.

The information contained in the Report of the Audit Committee is not deemed filed for purposes of the Exchange Act, shall not be deemed incorporated by reference by any general statement incorporating this document by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s common stock, to file reports of ownership and changes in ownership of the Company’s common stock with the SEC. Based upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, director Philip A. Norcross, in 2014, and Emeritus Director Bernard Brown, in 2013, each failed to file a Form 4 on a timely basis in 2014 and 2013, due to administrative error, but a Form 5 was filed when the oversight was discovered. We believe that all Section 16(a) filing requirements applicable to the Company’s other executive officers and directors were complied with during the year ended December 31, 2014.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Notice of Annual Meeting or proxy materials to beneficial owners. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order to be considered for inclusion in the Company’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive offices at 350 Fellowship Road, Suite 101, Mount Laurel, New Jersey 08054, no later than January 22, 2016. Any such proposal shall be subject to the requirements of the proxy rules adopted by the SEC under the Exchange Act.

Under the Company’s bylaws, shareholder proposals and shareholder nominations for directors that are not included in the Company’s proxy materials for next year’s annual meeting of shareholders will only be considered at the annual meeting if a shareholder’s proposal or nomination is in writing and received by the Company at the above address no earlier than 90 days prior nor later than 60 days prior to the first anniversary of the Annual Meeting or between February 21, 2016 and March 22, 2016. However, the bylaws further provide that in the event the date of next year’s annual meeting is changed by more than 30 days from such anniversary date, the deadline for submission of proposals will be the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. In addition, shareholder proposals and shareholder nominations for directors must meet other applicable criteria as set forth in the Company’s bylaws in order to be considered at next year’s meeting.

The Company’s bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Company at an annual meeting of shareholders. A copy of the Company’s bylaws is available upon request to: Sun Bancorp, Inc., 350 Fellowship Road, Suite 101, Mount Laurel, New Jersey 08054, Attention: Corporate Secretary.

FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014, WILL BE FURNISHED WITHOUT CHARGE (WITHOUT EXHIBITS) TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, SUN BANCORP, INC., 350 FELLOWSHIP ROAD, SUITE 101, MOUNT LAUREL, NEW JERSEY 08054.

Appendix A

SUN BANCORP, INC.
2015 OMNIBUS STOCK INCENTIVE PLAN

SECTION 1. Purpose; Definitions

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants who will contribute toward the growth, profitability and success of the Company by providing stock-based incentives that offer an opportunity to participate in the Company’s future performance and to align the interests of such officers, employees, directors and/or consultants with those of the shareholders of the Company.

For purposes of this Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a company or other entity controlled by, controlling or under common control with the Company.

(b) “Applicable Exchange” means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c) “Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted pursuant to the terms of this Plan.

(d) “Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(e) “Board” means the board of directors of the Company.

(f) “Business Combination” has the meaning set forth in Section 10(e)(iii).

(g) “Cause” means, unless otherwise provided in an Award Agreement, (1) “Cause” as defined in any Individual Agreement to which the Participant is a party as of the Grant Date, or (2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of, or plea of guilty or nolo contendere by, the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure or gross neglect on the part of the Participant in the performance of his or her employment duties in any material respect, (C) conduct by a Participant that is injurious to the Company or an Affiliate, or an act of fraud, embezzlement, misrepresentation or breach of a fiduciary duty against the Company or any of its Subsidiaries, as determined by the Committee, (D) a material violation of the Company’s ethics and compliance program, (E) a breach by a Participant of any nondisclosure, nonsolicitation or noncompetition obligation owed to the Company or any of its Affiliates, or (F) prior to a Change in Control, such other events as shall be determined by the Committee. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(h) “Change in Control” has the meaning set forth in Section 10(e).

i

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j) “Commission” means the Securities and Exchange Commission or any successor agency.

(k) “Committee” means the Committee referred to in Section 2.

(l) “Common Stock” means common stock, $5.00 par value per share, of the Company.

(m) “Company” means Sun Bancorp, Inc., a New Jersey corporation, or its successor.

(n) “Corporate Transaction” has the meaning set forth in Section 3(d).

(o) “Disability” means, unless otherwise provided in an Award Agreement, (1) ”Disability” as defined in any Individual Agreement to which the Participant is a party, or (2) if there is no such Individual Agreement or it does not define “Disability,” permanent and total disability as determined under the Company’s Long-Term Disability Plan applicable to the Participant. In the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Committee, based upon medical evidence acceptable to it. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code, and with respect to each Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award: provided that such Award shall not be settled until the earliest of: (i) the Participant’s “disability” within the meaning of Section 409A of the Code, (ii) the Participant’s “separation from service” within the meaning of Section 409A of the Code, and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

(p) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(q) “Effective Date” has the meaning set forth in Section 12(a).

(r) “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(t) “Fair Market Value” means, except as otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the

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Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and Sections 422(c)(1) of the Code.

(u) “Free-Standing SAR” has the meaning set forth in Section 5(b).

(v) “Full-Value Award” means any Award other than a Stock Option or Stock Appreciation Right.

(w) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(x) “Incentive Stock Option” means any Stock Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(y) “Incumbent Board” has the meaning set forth in Section 10(e)(ii).

(z) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a Participant and the Company or one of its Subsidiaries or Affiliates. If a Participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change in Control.

(aa) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(bb) “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including unrestricted stock, dividend equivalents, and convertible debentures.

(cc) “Outstanding Common Stock” has the meaning set forth in Section 10(e)(i).

(dd) “Outstanding Company Voting Securities” has the meaning set forth in Section 10(e)(i).

(ee) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(ff) “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified Performance-Based Awards that are intended to qualify under Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: stock price, earnings and earnings per share (based on core, gross, net, pre-tax, post-tax, pre-provision, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization), net income and net income per share (based on core, gross, net, pre-tax, post-tax, pre-provision, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization), profits (net profit, gross profit, operation profit, economic profit, profit margins or other corporate profit measures, in total or with respect to specific categories or business units), operating or cash earnings and operating or cash earnings per share: cash

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(cash flow, cash flow per share, cash flow return on investment, cash generation or other cash measures, before or after dividends): return on equity (based on average and/or tangible), return on assets, risk weighted assets or operating assets (average and/or tangible), asset quality (based on charge-offs, loan loss reserves, non-performing assets or loans and related ratios), net interest margin (on a tax equivalent basis or otherwise), net interest income (on a tax equivalent basis or otherwise), core non-interest income (on a tax equivalent basis or otherwise), interest-sensitivity gap levels, investments, efficiency ratio, non-interest expense, non-interest expense to average assets, expense targets, cost control, cost-saving levels, loan portfolio growth, deposit portfolio growth, levels of assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts), cost of funds, liquidity, market share, growth in target market relationships, objective customer service measures or indices, economic value added, shareholder value added, embedded value added, combined ratio, operating income, pre- or after-tax income, gross margin, risk-based capital, revenues, revenue growth, return on capital (based on return on total capital or return on invested capital), total shareholder return, internal rate of return, regulatory compliance, satisfactory internal or external audits, book value and book value per share, tangible shareholders’ equity and tangible book value per share, tangible common equity and tangible common equity per share, tangible common equity to tangible assets, tangible common equity to risk-weighted assets, achievement of balance sheet or income statement objectives, unit volume, sales, marketing spending efficiency or change in working capital, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies): and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code. In establishing a Performance Goal, the Committee may determine whether or not to exclude or adjust for specific items, which may include stock or other compensation expense, impairment charges, indemnification asset amortization or loss-share accounting metrics, provided that such specific items must be objectively determinable and shall be considered part of the Performance Goal and not subject to Committee discretion.

(gg) “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(hh) “Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Person” has the meaning set forth in Section 10(e)(i).

(jj) “Plan” means the Sun Bancorp, Inc. 2015 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(kk) “Prior Plans” means the 2010 Stock-Based Incentive Plan (the “2010 Plan”), the 2004 Stock-Based Incentive Plan, as amended in 2009 (the “2004 Plan”), the 2014 Performance Equity Plan and the 2010 Performance Plan.

(ll) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(mm) “Replaced Award” has the meaning set forth in Section 10(b).

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(nn) “Replacement Award” has the meaning set forth in Section 10(b).

(oo) “Restricted Stock” means an Award granted under Section 6.

(pp) “Restricted Stock Unit” has the meaning set forth in Section 7(a).

(qq) “Restriction Period” has the meaning set forth in Section 6(c)(ii).

(rr) “Retirement” means, except as otherwise provided by the Committee, (i) retirement from active employment with the Company or any Affiliate pursuant to the early or normal retirement provisions of the applicable retirement plan of such employer or (ii) pursuant to the retirement scheme applicable under local law or the local policies and procedures of the Company or any Affiliate.

(ss) “Section 16(b)” has the meaning set forth in Section 11(d).

(tt) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(uu) “Share” means a share of Common Stock.

(vv) “Stock Appreciation Right” means an Award granted under Section 5(b) or 5(c).

(ww) “Stock Option” means an Award granted under Section 5(a).

(xx) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(yy) “Tandem SAR” has the meaning set forth in Section 5(b).

(zz) “Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Service or otherwise, as specified in the applicable Award Agreement.

(aaa) “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall also be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

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In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration

(a) Committee. This Plan shall be administered by the Board directly, or if the Board elects, by the Compensation Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

(i) To select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards or any combination thereof are to be granted hereunder;

(iii) To determine the number of Shares to be covered by each Award granted hereunder;

(iv) To approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(d)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

(v) To modify, amend or adjust the terms and conditions of any Award (subject to Sections 5(d) and 5(e)), at any time or from time to time, including, but not limited to, Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to any Qualified Performance-Based Award;

(vi) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

(vii) To determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(viii) To determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(ix) To adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

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(x) To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(xi) To interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);

(xii) To decide all other matters that must be determined in connection with an Award; and

(xiii) To otherwise administer this Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(ii) Subject to Section 11(c), any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Subject to Section 1(g), any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals.

(d) Cancellation or Suspension. Subject to Section 5(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(e) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement’s being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12(d) hereof.

(f) Minimum Vesting Period. Except for Awards granted with respect to a maximum of five percent of the Shares authorized in the first sentence of Section 3(a), Award Agreements shall not provide for vesting prior to the first anniversary of the Grant Date, provided that the Committee may provide for shorter or earlier vesting in connection with a Corporate Transaction, a qualifying termination of employment or any other event or circumstance that the Committee determines to be appropriate.

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SECTION 3. Common Stock Subject to Plan

(a) Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be 1,400,000 Shares, plus Shares underlying awards that are outstanding under the 2010 Plan and the 2004 Plan as set forth more fully below in the last sentence of this Section 3(a). The maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be 1,400,000 Shares. Shares subject to an Award under this Plan may be authorized and unissued Shares. On and after the Effective Date (as defined in Section 12(a)), no new awards may be granted under the Company’s Prior Plans, it being understood that (i) awards outstanding under any of the Prior Plans as of the Effective Date shall remain in full force and effect under such plans according to their respective terms, and (ii) to the extent that any award outstanding under the 2010 Plan or 2004 Plan as of the Effective Date is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, the Shares subject to such award not delivered as a result thereof shall again be available for Awards under this Plan; provided, however, that dividend equivalents may continue to be issued under the Company’s Prior Plans in respect of awards granted under such plans which are outstanding as of the Effective Date.

(b) Individual Limits. No Participant may be granted Qualified Performance-Based Awards (other than Stock Options and Stock Appreciation Rights) covering in excess of 150,000 Shares during any calendar year. No Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 150,000 Shares during any calendar year. No Participant who is a non-employee director of the Company may be granted Awards covering Shares with a Grant Date Fair Market Value in excess of $300,000 during any single calendar year.

(c) Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under this Plan. Subject to adjustment as set forth in Section 3(d), for purposes of the first sentence of Section 3(a), Stock Options and Stock Appreciation Rights shall count as one Share and full value Awards shall count as 2.0 Shares. If the exercise price of any Stock Option or Stock Appreciation Right and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been granted for purposes of the first sentence of Section 3(a).

(d) Adjustment Provisions.

(i) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, (D) the number of Shares considered delivered based on the type of Award granted as set forth in Section 3(c), and (E) the exercise price of outstanding Awards.

(ii) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of

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cash or other property to the Company’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, (D) the number of Shares considered delivered based on the type of Award granted as set forth in Section 3(c), and (E) the exercise price of outstanding Awards.

(iii) In the case of Corporate Transactions, such adjustments may include (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Commission, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.

(iv) Any adjustments made pursuant to this Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

(v) Any adjustment under this Section 3(d) need not be the same for all Participants.

(e) Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

SECTION 4. Eligibility

Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

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SECTION 5. Stock Options and Stock Appreciation Rights

(a) Types of Stock Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with a Stock Option, or “Free-Standing SARs,” which are not granted in conjunction with a Stock Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Stock Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Stock Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Option, and the related Stock Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to a Stock Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date. In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(e) Term. The Term of each Stock Option and each Free-Standing SAR shall be fixed by the Committee, but no Stock Option or Free-Standing SAR shall be exercisable more than 10 years after its Grant Date.

(f) Exercisability. Except as otherwise provided herein, Stock Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(g) Method of Exercise. Subject to the provisions of this Section 5, Stock Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the Term thereof by giving written notice of exercise to the Company specifying the number of Shares subject to the Stock Option or Free-Standing SAR to be purchased.

In the case of the exercise of a Stock Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Stock Options multiplied by the applicable exercise price) per Share by certified or bank check, wire transfer, or such other instrument or method as the Company may accept. If provided for in

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the applicable Award Agreement as approved by the Committee, payment in full or in part may also be made as follows:

(i) In the form of unrestricted Common Stock (by delivery of such Shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the Participant shall only have the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Stock Option if such right is set forth in the applicable Award Agreement.

(ii) To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(iii) By instructing the Company to withhold a number of such Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Stock Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Stock Option shall have been exercised.

(h) Delivery; Rights of Shareholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(l), a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a) and (iii) in the case of a Stock Option, has paid in full for such Shares.

(i) Nontransferability of Stock Options and Stock Appreciation Rights. No Stock Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Stock Option as permitted by the preceding sentence. Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such stock option is transferred pursuant to this Section 5(i), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.

(j) Termination of Service. Unless otherwise determined by the Committee or provided in the applicable Award Agreement, upon a Participant’s Termination or Employment, his or her Stock Options and Stock Appreciation Rights shall be treated as set forth below:

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(i) Termination by Reason of Death. If a Participant incurs a Termination of Service by reason of death, any Stock Option or Stock Appreciation Right held by such Participant shall immediately vest in full and may thereafter be exercised until the earlier of (A) the first anniversary of such Participant’s Termination of Service and (B) the expiration of the stated full Term thereof. In the event of Termination of Service by reason of death, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(ii) Termination by Reason of Disability. If a Participant incurs a Termination of Service by reason of Disability, any Stock Option or Stock Appreciation Right held by such Participant shall immediately vest in full and may thereafter be exercised until the earlier of (A) the first anniversary of such Participant’s Termination of Service and (B) the expiration of the stated full Term thereof. In the event of Termination of Service by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(iii) Termination by Reason of Retirement. If a Participant incurs a Termination of Service by reason of Retirement, (A) any unvested Stock Option or Stock Appreciation Right held by such Participant shall thereupon terminate and (B) any vested Stock Option or Stock Appreciation Right held by such Participant may thereafter be exercised until the earlier of (A) the first anniversary of such Participant’s Termination of Service and (B) the expiration of the stated full Term thereof. In the event of Termination of Service by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(iv) Termination by the Company for Cause. If a Participant incurs a Termination of Service for Cause, any Stock Options and Stock Appreciation Rights held by such Participant, whether vested or unvested, shall thereupon terminate.

(v) Other Termination. If a Participant incurs a Termination of Service for any reason other than death, Disability, or Retirement, or for Cause, and except as otherwise set forth in this Section 5(j), any Stock Option or Stock Appreciation Right held by such Participant, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of (A) 90 days following the date of such Termination of Service and (B) the balance of the stated full Term thereof.

(vi) Notwithstanding the foregoing provisions of Section 5(j), the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Service, provided that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement.

(k) Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option that is intended to qualify as an Incentive Stock Option may be granted to any Eligible Employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined

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at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

(l) Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or Stock Appreciation Rights; provided that Stock Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(d).

SECTION 6. Restricted Stock

(a) Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

(b) Book Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. If any certificate is issued in respect of Shares of Restricted Stock, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Sun Bancorp, Inc. 2015 Omnibus Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file in the office of the Corporate Secretary of Sun Bancorp, Inc., 350 Fellowship Road, Suite 101, Mount Laurel, New Jersey 08054. The recipient of this stock award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the stock award until full vesting of such shares has occurred.

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. If the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the

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applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including any applicable Performance Goals) need not be the same with respect to each recipient.

(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(d) Rights of a Shareholder. Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends. As determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be payable in cash and shall, as determined by the Committee, either be (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and shall, as determined by the Committee, be either (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock.

(e) Delivery of Unlegended Certificates. If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

(f) Termination of Service. The effect of a Participant’s Termination of Service on any Restricted Stock Award then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Award.

SECTION 7. Restricted Stock Units

(a) Nature of Awards. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. If the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance

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Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the Restricted Stock Units as a Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

(c) Rights of a Shareholder. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the participant in settlement thereof. Unless otherwise determined by the Committee and subject to Section 14(e), an Award of Restricted Stock Units shall be adjusted to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares. Notwithstanding the immediately preceding sentence, if an adjustment to an Award of Restricted Stock Units is made pursuant to Section 3(d) as a result of any dividend or distribution, no increase to such Award (by means of deemed reinvestment in additional Restricted Stock Units) shall be made under this Section 7(c) as a result of the same dividend or distribution.

(d) Termination of Service. The effect of a Participant’s Termination of Service on any Restricted Stock Unit then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Award.

SECTION 8. Performance Units.

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Performance Units (including any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of Performance Units made in any one calendar year shall be $3,000,000.

SECTION 9. Other Stock-Based Awards

Other Stock-Based Awards may be granted either alone or in conjunction with other Awards granted under this Plan.

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SECTION 10. Change-in-Control Provisions

(a) General. The provisions of this Section 10 shall, subject to Section 3(d), apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

(b) Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10(c) (any award meeting the requirements of Section 10(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(d) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)).

(c) Replacement Awards. An Award shall meet the conditions of this Section 10(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 3(d); (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 10(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(d) Termination of Service. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Termination of Service of a Participant by the Company other than for Cause within 24 months following a Change in Control, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise agreed in connection with the Change in Control, at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Service as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Stock Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the

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date of such Termination of Service may thereafter be exercised until the expiration of the stated full Term of such Nonqualified Stock Option or Stock Appreciation Right.

(e) Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this Section 10(e); or

(ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 10(e), any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

(iii) The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company ,or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the

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then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 11. Qualified Performance-Based Awards; Section 16(b); Section 409A

(a) The provisions of this Plan are intended to ensure that all Stock Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Stock Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and, unless otherwise determined by the Committee, all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than a Stock Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including that all such Awards be granted by a committee composed solely of Outside Directors). To the extent required to comply with the Section 162(m) Exemption, no later than 90 days following the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.

(b) Each Qualified Performance-Based Award (other than a Stock Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.

(c) The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d) The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

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(e) This Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable by reason of a Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.

SECTION 12. Term, Amendment and Termination

(a) Effectiveness. This Plan was approved by the Board on March __ 2015, subject to and contingent upon approval by the Company’s shareholders. This Plan will be effective as of the date of such approval by the Company’s shareholders (the “Effective Date”).

(b) Termination. This Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

(c) Amendment of Plan. The Board or the Committee may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.

SECTION 13. Unfunded Status of Plan

It is intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

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SECTION 14. General Provisions

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e). In no event may any dividends or dividend equivalents with respect to any performance-based Awards be paid until vesting (if any) of such Awards.

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(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled revert to the Company.

(h) Governing Law and Interpretation. This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”

(i) Non-Transferability. Except as otherwise provided in Sections 5(i), 6(c)(ii) and 7(b)(ii) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

(j) Clawback Policy. Any Awards or amounts paid in respect thereof that were granted or paid based on financial statements or performance metrics that are subsequently restated or revised, as determined by the Committee in its discretion, shall be subject to recovery by the Company. The determination whether to seek recovery of Awards or amounts paid in respect thereof from a Participant shall be made by the Committee in its discretion, provided that, except in the case of fraud or intentional misconduct, such demand shall be limited to Awards granted or amounts paid in respect thereof within the three-year period preceding the date on which the Company is required to prepare the restatement (or, if not required to prepare the restatement, the date of the restatement). The Participant shall comply with the Company’s demand within 60 days of Participant’s notice thereof. The Company, upon prior notice to the Participant, may also, in its discretion, reduce amounts that would otherwise be payable to the Participant under other compensation or benefit plans or arrangements of the Company or its Affiliates or withhold future incentive awards that would otherwise be payable to the Participant in order to facilitate such repayment by the Participant. The provisions of this section shall survive the termination or expiration of the Plan and the applicable Award Agreement and Participant’s termination of employment. For the avoidance of doubt, nothing contained herein shall prohibit the Company or its Affiliates from adopting additional compensation recovery policies with respect to Awards granted hereunder or other compensation and benefits.

(k) Holding Period. Until the second anniversary of the (i) vesting of a Restricted Stock Award, Restricted Stock Unit Award, Performance Unit Award or Other Stock-Based Award or (ii) exercise of a Stock Option Award, Stock Appreciation Right Award or Tandem SAR Award, in each case, granted to an executive officer or director of the Company, the Shares underlying such Award shall remain subject to restriction on sale and transfer, provided that such restriction period shall lapse in the event of the Participant’s death or Disability or a Change in Control. The foregoing restrictions shall not apply to any Shares withheld by the Company or surrendered by the Participant in payment of applicable income tax withholdings or to pay the exercise price of a Stock Option Award or Stock Appreciation Right Award. Further, such restriction on transfer shall not preclude the transfer of such Shares to family members, trusts for the benefit of the executive officer or director or his or her family members or other

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transfers for estate planning purposes, provided that such two-year restriction on sale shall remain applicable to such transferred Shares.

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IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Time, on May 21, 2015.

Vote by Internet
●	Go to www.envisionreports.com/SNBC
●	Or scan the QR code with your smartphone
●	Follow the steps outlined on the secure website

Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
●	Follow the instructions provided by the recorded message

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	The election as directors of the following nominees:

	For	Withhold
01 - Jeffrey S. Brown	☐	☐	02 - Sidney R. Brown
04 - F. Clay Creasey, Jr.	☐	☐	05 - Peter Galetto, Jr.
07 - William J. Marino	☐	☐	08 - Philip A. Norcross
10 - Wilbur L. Ross, Jr.	☐	☐	11 - Keith Stock

		For	Against	Abstain
2.	The approval of the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan.	☐	☐	☐

For	Withhold		For	Withhold
☐	☐	03 - Anthony R. Coscia	☐	☐
☐	☐	06 - Eli Kramer	☐	☐
☐	☐	09 - Thomas M. O’Brien	☐	☐
☐	☐

		For	Against	Abstain
3.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.
Date (mm/dd/yyyy) — Please print date below.
/ /
Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SUN BANCORP, INC.

Annual Meeting of Shareholders – May 21, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of Sun Bancorp, Inc. (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the annual meeting of shareholders (the “Meeting”), to be held at The Sheraton Edison Hotel Raritan Center, 125 Raritan Center Parkway, Edison, New Jersey, on May 21, 2015 at 9:30 a.m., and at any and all adjournments thereof, in the manner specified on the reverse side.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a paper copy or electronic access to a notice of annual meeting of shareholders, a proxy statement, and the 2014 Annual Report to Shareholders.

Note: Executing this proxy permits such attorneys and proxies to vote, in their discretion, upon such other business as may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

C	Non-Voting Items
Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.